Exhibit 10.16

Execution Version

LIMITED WAIVER AND THIRD AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

This LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 6, 2026, is entered into by and among XBP Americas, LLC (formerly known as Exela Technologies BPA, LLC) a Delaware limited liability company, (the “Borrower”), the guarantors party thereto (the “Guarantors”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as administrative agent (the “Agent”), and the financial institutions or other entities from time to time parties hereto, each as a Lender.

RECITALS

WHEREAS, reference is made to that certain Credit And Security Agreement, dated as of July 29, 2025 (the “Original Credit Agreement”), by and among the Borrower, the Guarantors, the Lenders, and the Agent (as amended by that certain First Amendment to Credit Agreement, dated as of December 19, 2025, as further amended by that certain Second Amendment to Credit Agreement, dated as of January 21, 2026 the “Existing Credit Agreement”, and as such Existing Credit Agreement is amended hereby or as may be amended, restated, amended and restated, supplemented or modified from time to time thereafter, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Agent consent to certain amendments to the Existing Credit Agreement, and pursuant to Section 11.16 of the Credit Agreement, the Agent and the Lenders (including the Required Lenders) have agreed to the requested modification on the terms and conditions set forth herein; and

WHEREAS, certain Specified Events of Default (as defined below) have occurred and are continuing and the Lenders under the Existing Credit Agreement are willing to waive the Specified Events of Default (as defined below) and make such amendments on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Section 2. Acknowledgements; Reaffirmation.

2.1.Acknowledgment of Obligations. All Obligations are unconditionally owing by the Credit Parties, all without offset, defense (other than payment in full in cash of the Obligations (excluding any contingent indemnification and expense reimbursement obligations as to which no claim has been asserted)) or counterclaim of any kind, nature or description whatsoever.

2.2.Acknowledgment of Liens. Each of the Credit Parties hereby acknowledges, confirms and agrees that the Agent on behalf of the Lenders has and shall continue to have valid, enforceable and perfected first-priority Liens (subject to certain Permitted Liens) upon and security interests in the Collateral heretofore granted by the Credit Parties to the Agent on behalf of the Lenders pursuant to the Financing Documents.

2.3.Reaffirmation. In furtherance of the foregoing, and in connection with the execution and delivery of this Amendment, the Borrower and each other Credit Party, as debtors, grantors, pledgors, guarantors, or in other similar capacities in which such Credit Parties grant Liens or security interests in their properties, in each case under the Financing Documents, hereby (A) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Financing Document to which it is a party, and (B) to the extent such Credit Party granted Liens on or security interests in any of its property pursuant to any such Financing Document (including, but not limited to, the Security Documents), hereby ratifies, reaffirms, and re-grants such grant of security and confirms that such Liens and security interests continue to secure the Obligations.

Section 3. Limited Waiver.

(a)Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, and in reliance upon the representations and warranties made by the Credit Parties set forth in Section 8 hereof, the Lenders hereby waive any Default or Event of Default arising under:

(i)Section 10.1(b) of the Existing Credit Agreement resulting from the Borrower’s failure to comply with the covenants set forth in (A) Schedule 7.4(1) of the Existing Credit Agreement as a result of the Borrower failing to timely deliver an amended and restated Schedule 5.14, (B) Schedule 7.4(2)(ii) of the Existing Credit Agreement as a result of the Borrower failing to timely deliver a Deposit Account Control Agreement for certain Deposit Accounts and Securities Accounts the Credit Parties maintain at JPMorgan Chase Bank, N.A. (the “Bank”) no later than five (5) Business Days following the Second Amendment Effective Date, and (C) Schedule 7.4(3) of the Existing Credit Agreement as a result of the Borrower failing to timely deliver written confirmation evidencing that PNC Bank, National Association established a standing wire instruction in favor of JPMorgan Chase Bank, N.A. with respect to the applicable Lockbox Accounts;

(ii)Section 10.1(a)(ii) and Section 10.1(b) of the Existing Credit Agreement resulting from the Borrower’s failure to obtain consent or provide notice of the change to the name of XBP Enterprise Solutions, Inc.;

(iii)Section 10.1(b) of the Existing Credit Agreement resulting from the applicable Credit Parties’ failure to timely complete the Post Closing Requirement in paragraph 2 of Schedule 7.4 of the Original Credit Agreement;

(iv)Section 10.1(c) of the Existing Credit Agreement resulting from any incorrect or materially incorrect representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to the Finance Documents, in any such case solely with respect to the Defaults or Events of Default set forth in this Section 3 prior to the Effective Date; and

(v)Section 10.1(d) of the Existing Credit Agreement, solely to the extent arising from any default, condition or event under the Term Loan Agreement or the B. Riley Credit Agreement resulting from the Defaults or Events of Default described in this Section 3 prior to the Effective Date (the Defaults and Events of Default described in the foregoing clauses (i) through (v), collectively, the “Specified Events of Default”).

(b)The waiver provided in this Section 3 is limited and (i) shall only be relied upon and used for the express purposes set forth herein and shall be limited precisely as written, (ii) shall not constitute nor be deemed to be a consent, waiver, amendment or other modification of any other term or condition of the Existing Credit Agreement, the Credit Agreement or any other Financing Document, and shall not prejudice any right or remedy which the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Financing Document (except as expressly set forth herein with respect to the Specified Events of Default), (iii) shall not constitute nor be deemed to constitute a waiver by the Agent or any Lender of anything other than for the specific purposes set forth herein, (iv) shall not constitute a custom or course of dealing among the parties hereto and (v) does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Financing Document, which terms and conditions shall continue in full force and effect. The Agent and the Lenders hereby reserve all of their respective rights and remedies available under the Credit Agreement, the other Financing Documents and applicable law as a result of any Defaults or Events of Default (other than the Specified Events of Default) occurring at any time. Nothing contained herein, and no delay on the part of the Agent or any Lender in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies.

Section 4. Amendment to Credit Agreement. As of the Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment,

4.1.the Existing Credit Agreement (excluding the Annexes, Schedule and Exhibits attached thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), each as set forth in the pages of a conformed copy of the amended Existing Credit Agreement attached hereto as Annex I;

4.2.Exhibit B of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Annex II attached hereto;

4.3.Schedule 5.14 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Annex III attached hereto; and

4.4.Schedule 7.4 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Annex IV attached hereto.

Section 5. Conditions Precedent. The effectiveness of this Amendment, including the waiver provided in Section 3 above and amendments provided in Section 4 above, shall become effective on the date (the “Effective Date”) upon which each of the following conditions precedent have been satisfied:

(a)receipt by the Agent and the Lenders of this Amendment, duly executed and delivered by the Credit Parties, the Lenders and the Agent, in form and substance satisfactory to the Agent;

(b)receipt by the Agent and the Lenders of a waiver to each of the Term Loan Agreement and B. Riley Credit Agreement, each duly executed and delivered by the relevant Credit Parties, in form and substance satisfactory to the Agent;

(c)receipt by the Agent of a Solvency Certificate in respect of each Canadian Credit Party that is an Excluded Exar Originator, in form and substance satisfactory to the Agent;

(d)the Agent shall have received, for the ratable benefit of the Lenders, an amendment fee of $75,000 from the Borrower, and such fee shall be fully earned, payable and non-refundable as of the date hereof; and

(e)payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Financing Documents, and the fees and disbursements invoiced at least one (1) Business Day prior to the Effective Date of the Agent’s counsel, Proskauer Rose LLP.

Section 6. [Reserved].

Section 7. Release; Waiver.

7.1.Release. Each Credit Party (on behalf of itself and its Affiliates) for itself and for its successors in title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Credit Parties, for its past and present employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge the Agent and each Lender in their respective capacities as such under the Financing Documents, and the Agent’s and each Lender’s respective successors-in-title, legal representatives and assignees, past and present officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Agent and each Lender or any of their respective successors-in-title, legal representatives and assignees, past and present officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Existing Credit Agreement, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation or (viii) to the extent allowed by applicable Law, any claims arising under 11 U.S.C. Sections 541 to 550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, whether held in a personal or representative capacity, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Existing Credit Agreement or any other Financing Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”). Each Releasing Party further represents that it has not sold or assigned any Claim and stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable Law, any and all provisions, rights, and benefits conferred by any Applicable Law, any applicable foreign Law or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 7.

The Borrower and each other Credit Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Borrower and each other Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered, except as set forth above in this Section 7.1, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.2.Waiver. Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Credit Party pursuant to this Section 7. If a Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Credit Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.3.Representation by Counsel. In entering into this Amendment, each Credit Party has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by the Agent, the Lenders or any of the Agent’s or the Lenders’ Affiliates and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 7 shall survive the termination of this Amendment and the Credit Agreement and payment in full of all amounts owing thereunder.

Section 8. Miscellaneous.

8.1.Incorporations by Reference. The provisions of Sections 11.16 (Amendments and Waivers), 13.1 (Survival), 13.2 (No Waivers), 13.3 (Notices), 13.4 (Severability), 13.6 (Confidentiality), 13.8 (Governing Law; Submission To Jurisdiction), 13.9 (Waiver of Jury Trial), 13.14 (Expenses and Indemnity) and 13.17 (Successors and Assigns) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

8.2.Counterparts; Integration. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

8.3.Amendment is a “Financing Document”. This Amendment is a Financing Document and all references to a “Financing Document” in the Credit Agreement and the Financing Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Financing Documents) shall be deemed to include this Amendment.

8.4.References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

8.5.Representations and Warranties. The Borrower hereby represents and warrants that (a) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, (b) no Default, Event of Default or, to the Borrower’s knowledge, a potential Default shall have occurred and be continuing (aside from the Specified Defaults) and (c) the representations and warranties set forth in the Credit Agreement and in the other Financing Documents are true and correct in all respects on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date).

8.6.Reaffirmation of Obligations. The Borrower and each other Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Financing Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Borrower’s or such Credit Party’s obligations under the Financing Documents.

8.7.Reaffirmation of Security Interests. The Borrower and each other Credit Party

(a) affirms that each of the Liens granted in or pursuant to the Financing Documents is valid and subsisting, and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Financing Documents.

8.8.No Other Changes. Except as specifically amended by this Amendment, the Credit Agreement, the other Financing Agreements and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

XBP AMERICAS, LLC

By:	/s/ Andrej Jonovic
Name: Andrej Jonovic
Title: Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

GUARANTORS:

EXELA INTERMEDIATE LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Authorized signatory

EXELA FINANCE, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCEHOV HOLDINGS, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCEHOV LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

CORPSOURCE HOLDINGS, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCECORP, INCORPORATED

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCECORP BPS INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

DELIVEREX, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

UNITED INFORMATION SERVICES, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

ECONOMIC RESEARCH SERVICES, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCECORP LEGAL INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

RUST CONSULTING, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCEHOV HEALTHCARE, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

KINSELLA MEDIA LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

HOV SERVICES, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

HOV ENTERPRISE SERVICES, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

MERIDIAN CONSULTING GROUP, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

RUSTIC CANYON III, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

HOV SERVICES, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

CHARTER LASON, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

LASON INTERNATIONAL, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

SOURCECORP MANAGEMENT, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

PANGEA ACQUSITIONS INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

BANCTEC GROUP LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

BANCTEC, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

BANCTEC (PUERTO RICO), INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

DOCUDATA SOLUTIONS, L.C.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

BTC VENTURES, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

RECOGNITION MEXICO HOLDING INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

BANCTEC INTERMEDIATE HOLDING, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

RC4 CAPITAL, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

DFG2 HOLDINGS, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

DFG2, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

PLEXUS GLOBAL FINANCE, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

HOVG, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

TRAC HOLDINGS, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

MANAGED CARE PROFESSIONALS, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

FTS PARENT INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

TRANSCENTRA, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

J & B SOFTWARE, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

REGULUS HOLDING INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

REGULUS GROUP LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

REGULUS GROUP II LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

REGULUS AMERICA LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

REGULUS INTERGRATED SOLUTIONS LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

EXELA RE LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

REGULUS WEST LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

NOVITEX HOLDINGS, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

NOVITEX INTERMEDIATE, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

NOVITEX GOVERNMENT SOLUTIONS, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

EXELA XBP, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

BANCTEC (CANADA), INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SOURCEHOV CANADA COMPANY

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

EXELA RECEIVABLES 3 HOLDCO, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

EXELA RECEIVABLES 3, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

AFFILIATED GUARANTORS:

XCV-EMEA, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

NEON ACQUISITION, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

NOVITEX ENTERPRISE SOLUTIONS CANADA, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

XBP ENTERPRISE SOLUTIONS, INC.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SERVICES INTEGRATION GROUP, L.P.

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

SIG - GP L.L.C., A LIMITED LIABILITY COMPANY

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	Authorized signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

AGENT:

MIDCAP FUNDING IV TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

LENDERS:

MIDCAP FINANCIAL TRUST, as Lender

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to Limited Waiver and Third Amendment to Credit and Security Agreement]

ANNEX I

Conformed Credit Agreement

Conformed through ~~Second~~Third Amendment

CREDIT AND SECURITY AGREEMENT

dated as of July 29, 2025 by

and among

XBP AMERICAS, LLC,

as Borrower,

and

MIDCAP FUNDING IV TRUST,

as Agent,

and

THE LENDERS

FROM TIME-TO-TIME PARTY HERETO

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is dated as of July 29, 2025 by and among XBP Americas, LLC, a Delaware limited liability company, and any additional borrower that may hereafter be added to this Agreement (each individually as a “Borrower”, and collectively as “Borrowers”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent (as defined below), and the financial institutions or other entities from time to time parties hereto, each as a Lender (as defined below).

RECITALS

WHEREAS, on March 3, 2025 (the “Petition Date”), Docudata Solutions, L.C., the Borrower and certain other Affiliates (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (such court, the “Bankruptcy Court”; and each such case of the Debtors, a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”) and continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on June 23, 2025, the Bankruptcy Court entered the Confirmation Order (as defined herein) approving the Plan of Reorganization of the Debtors, and concurrently with the making of the Loans hereunder, the effective date with respect to the Plan of Reorganization has occurred;

WHEREAS, Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein, and Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth;

WHEREAS, by execution and delivery of this Agreement and the other Financing Documents and entry of the Confirmation Order in respect of the Chapter 11 Cases, as applicable, agree to guarantee the Obligations, and the Borrower and each Guarantor agrees to secure all of the Obligations by granting to Agent, for the benefit of the Lenders, a lien and security interest in respect of, and on, the Collateral, on and subject to the terms and priorities set forth in the other Financing Documents.

AGREEMENT

NOW, ~~THEREFORE~~THEREFOR, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1Certain Defined Terms. The following terms have the following meanings:

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, among the Borrowers, the Subsidiary Guarantors, Agent, the administrative agent and collateral agent under the Term Loan Documents, the Trustee, the Exit Notes Collateral Agent, BRF Finance Co., LLC, and the other parties from time-to-time party thereto, as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“ABL Priority Collateral” has the meaning specified therefor in the ABL Intercreditor Agreement.

“Acceleration Event” means the occurrence of an Event of Default (a) in respect of which Agent has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 10.2, (b) the date that is ninety (90) days prior to the earliest stated maturity date of the term loans incurred pursuant to the Term Loan Agreement, (c) pursuant to Section 10.1(a), and in respect of which Agent has suspended or terminated the Revolving Loan Commitment pursuant to Section 10.2, and/or (d) pursuant to either Section 10.1(e) and/or Section 10.1(f).

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC or in the PPSA, as applicable, and any other obligor in respect of an Account.

“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC or the PPSA, as applicable), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC), “intangibles” (as defined in the PPSA) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), “intangibles” (as defined in the PPSA), Intellectual Property, rights, remedies, guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Accurate Applicable Margin” has the meaning specified therefor in the definition of “Applicable Margin”.

“Additional Notes” means the notes issued under the terms of the Exit Notes Indenture subsequent to the Closing Date.

“Additional Tranche” means an additional amount of Revolving Loan Commitment equal to $25,000,000 (it being acknowledged that multiple Additional Tranches are permitted pursuant to Section 2.1(b) in minimum amounts of $1,000,000 each, for a total of up to $25,000,000).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means MCF, in its capacity as administrative agent for itself and for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors and assigns of MCF in such capacity.

“Agent Assignee” has the meaning specified therefor in Section 11.20(d).

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, the Laws administered by OFAC and the Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

“Applicable Law” means, with respect to any Person, any Law (x) that is applicable to such Person or any of its property, (y) to which such Person is a party or (z) by which any of such Person’s property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

“Applicable Margin” means, for any day, with respect to Revolving Loans and all other Obligations, the applicable rate per annum based on Borrowers’ EBITDA, calculated on a trailing 12-month period basis, as of the last day of the most recently ended calendar month for which financial statements have been delivered pursuant to Section 4.1, as set forth under the relevant column heading below:

Pricing Level	EBITDA ($M)	Applicable Margin
I	EBITDA > $70,000,000	3.75%
II	EBITDA > $45,000,000 but < $70,000,000	4.00%
III	EBITDA < $45,000,000	4.25%

provided that, if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be set at Level II as set forth in the table above until such time as such financial statements and

Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided in the table above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate for the month ended September 30, 2025, are required to be delivered shall be at Level 1 as set forth in the table above. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth herein (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth herein for such period and (iii) Borrower shall immediately pay to Agent, for the account of Lenders, the accrued additional interest and fees owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of Agent and the Lenders with respect to Section 4.1 or Article 10.

“Approved Goods and Services” means goods sold and/or services rendered by Borrowers in the Ordinary Course of Business, in compliance with all Laws, and consistent with the type of goods sold and/or services rendered by Borrowers throughout all or substantially all of its business operations as of the Closing Date.

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition (including by merger, allocation of assets (including allocation of assets to any series of a limited liability company), division, consolidation or amalgamation) by any Credit Party of any asset.

“Availability Block” means, as of any date of determination during the Availability Block Period, (a) if the Fixed Charge Coverage Ratio of the Borrower Representative and its Subsidiaries for the most recently ended Defined Period (as set forth in the most recent Compliance Certificate delivered to Agent) is less than 1.00 to 1.00, an amount equal to the greater of (i) $3,750,000 and (ii) five percent (5.0%) of the Borrowing Base as of such date; provided that if no Compliance Certificate has been delivered for a Defined Period for which a Compliance Certificate is required to have been delivered hereunder, the Fixed Charge Coverage Ratio shall be deemed to be less than 1.00 to 1.00 for purposes of this definition until such Compliance Certificate is delivered, and (b) if the Fixed Charge Coverage Ratio is equal to or greater than 1.00 to 1.00, the Availability Block shall be $0.

“Availability Block Period” means the period commencing on the Third Amendment Effective Date and ending on June 30, 2026.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Base Rate” means the per annum rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC, any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws, or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.

“Borrower Representative” means XBP Americas, LLC, in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Agent.

“Borrowing Base” means, the sum of:

(a)the product of (i) the applicable IG Advance Rate multiplied by (ii) the aggregate net amount at such time of the Eligible Investment Grade Billed Accounts; plus

(b)the product of (i) ninety percent (90%) multiplied by (ii) the aggregate net amount at such time of the Eligible Billed Accounts; plus

(c)the lesser of (i) the product of (A) ninety percent (90%) multiplied by (B) the aggregate net amount at such time of the Eligible Unbilled Accounts and (ii) twenty percent (20%) of the total Borrowing Base (prior to giving effect to this clause (c)); plus

(d)[reserved]; plus

(e)[reserved]; plus

~~(d) the lesser of (i) the product of (A) the applicable Exar Billed Advance Rate multiplied by (B) the aggregate net amount at such time of the Eligible Exar Billed Accounts and (ii) $5,000,000; plus~~

~~(e) the lesser of (i) the product of (A) the applicable Exar Unbilled Advance Rate multiplied by (B) the aggregate net amount at such time of the Eligible Exar Unbilled Accounts and (ii) $5,000,000; plus~~

(f)one hundred percent (100%) multiplied by the aggregate amount of Eligible Cash; minus

(g)the amount of the Dilution Reserve, and any other Eligibility Reserves established from time to time by Agent in its Permitted Discretion; minus

(h)a currency reserve equal to three percent (3%) of the United States Dollar equivalent of the aggregate net amount of Eligible Accounts payable in Canadian Dollars, as determined by Agent in its Permitted Discretion.

Any determination by Agent in respect of the Borrowing Base shall be based on Agent’s Permitted Discretion. The parties understand that the exclusionary criteria in the definitions of Eligible Investment Grade Billed Accounts, Eligible Billed Accounts~~, Eligible Unbilled Accounts, Eligible Exar Billed Accounts,~~ and Eligible ~~Exar~~ Unbilled Accounts, any Eligibility Reserves that may be imposed as provided herein, and any deductions or other adjustments to determine the value of Eligible Accounts have the effect of reducing the Borrowing Base, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions of the Borrowing Base for the same facts or circumstances.

“Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit C hereto.

“B. Riley Credit Agreement” means that certain Amended and Restated Credit Agreement, dated July 29, 2025, among BRF Finance Co. LLC, as agent (the “B. Riley Agent”), the lenders party thereto from time to time, XBP Americas, LLC and other entities party thereto, as borrowers, and the guarantors party thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Washington, DC and New York City are authorized by law to close; provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means, collectively, the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime Act and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Credit Party” means each Credit Party which is incorporated, formed or organized under the laws of Canada or any province or territory thereof.

“Canadian Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Canadian ITA.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian Laws, regulations or orders governing transactions in restricted goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Corruption of Foreign Public Officials Act (Canada), Part II.1 of the Criminal Code (Canada), and the Export and Import Permits Act (Canada), and the Foreign Extraterritorial Measures Act (Canada), and any related regulations.

“Canadian ITA” means the Income Tax Act (Canada), as amended.

“Canadian Pension Event” means the earlier of (a) the whole or partial withdrawal of a Credit Party from a Canadian Pension Plan during a plan year; (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; (d) any statutory deemed trust or Lien, other than a Permitted Lien, arises in connection with a Canadian Pension Plan; or (e) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.

“Canadian Pension Plan” means a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Canadian ITA and that is maintained or sponsored by a Credit Party for employees or former employees.

“Canadian Priority Payables” means, at any time, with respect to the Borrowing Base, the amount due and owing by any Credit Party, or the accrued amount for which such Credit Party has an obligation to remit, on or prior to the date as of which the Borrowing Base is to be determined and remaining unpaid at the time of determination of the Borrowing Base, to a Canadian Governmental Authority or other Canadian Person pursuant to any applicable Law, rule or regulation, in respect of (a) employment insurance, all contributions under the Canada Pension Plan or the Quebec Pension Plan, employee source deductions, employee income tax; (b) goods and services taxes, sales taxes, excise tax, harmonized sales tax and other taxes payable or to be remitted or withheld; (c) workers’ compensation; (d) wages, salaries, commission or compensation and vacation pay (including amounts protected by section 81.3 of the Bankruptcy and Insolvency Act (Canada) and as provided for under the Wage Earner Protection Program Act (Canada)); (e) any amounts deemed to be held in trust, or held in trust, pursuant to applicable law; and (f) unpaid or unremitted contributions, normal cost contributions or special payments to a Canadian Pension Plan and any unfunded liability, solvency deficiency or wind-up deficiency, in each case whether or not due, with respect to a Canadian Pension Plan, in each case to the extent any Canadian Governmental Authority or other Canadian Person may claim a security interest, hypothecation, prior claim, trust, deemed trust or other claim or Lien ranking in priority to or pari passu with one or more of the Liens granted pursuant to this Agreement and the Security Documents.

“Canadian Priority Payables Reserves” means on any date of determination for the Borrowing Base, reserves established from time to time by Agent in its Permitted Discretion in such amount as Agent may reasonably determine in respect of Canadian Priority Payables of the Credit Parties; provided that without otherwise limiting Agent’s Permitted Discretion, the Canadian Priority Payables Reserves shall include a reserve for Canadian Priority Payables in an amount up to the amount of Canadian Priority Payables set forth on the most recent applicable Borrowing Base Certificate (as the same may be reduced or increased by the next succeeding applicable Borrowing Base Certificate) delivered to Agent.

“Canadian Security Agreement” means, collectively, (i) the Canadian Security Agreement dated as of the Closing Date by and between Agent and each Credit Party party thereto, and (ii) any other security agreement, pledge agreement or deed of hypothec dated on or after the Closing Date granted by any Credit Party in favor of Agent, in each case as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Capital Expenditures” means any expenditure that would be classified as a capital expenditure on a statement of cash flow of Borrowers prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Collateral Account” means a segregated Deposit Account or Securities Account of a Credit Party (a) that is maintained with a bank or securities dealer, as applicable, located in the United States and having as of any date of determination combined capital and surplus of not less than $1,000,000,000, (b) the funds in which consist solely of unrestricted Eligible Cash of such Credit Party, (c) that is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, in favor of Agent, which (subject to Section 2.11(b)) provides Agent the sole ability to withdraw or direct funds from such accounts, (d) that is not subject to any Lien (other than the Lien in favor of Agent), and (e) the funds on deposit in which are not funds held for the payment of any drawn or committed, but unpaid draft, ACH or EFT transaction or specified for any other purposes.

~~“Cash Dominion Period” means any period commencing (a) (i) on or prior December 31, 2025, any date on which Excess Availability is less than (A) $10,000,000 for three (3) consecutive Business Days or (B) $7,500,000 on any calendar day and (ii) at any time after December 31, 2025, any date on which Excess Availability is less than the lesser of (A) 10% of the Revolving Loan Commitment for three (3) consecutive Business Days or (B) $7,500,000 on any calendar day or (b) following the occurrence and during the continuance of an Event of Default, and, in each case, continuing until the date on which Excess Availability has been greater than (x) on or prior to December 31, 2025, $10,000,000, and (y) after December 31, 2025, ten percent (10%) of the Revolving Loan Commitment, in either such case for forty (40) consecutive calendar days and no Event of Default is continuing (each such date, a “Cash Dominion Termination Date”).~~

“Cash Equivalents” means, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above,

(ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management Agreement” means any agreement to provide to the Borrower Representative or any of its Subsidiaries cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means the occurrence of either of the following:

(1)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Borrowers and their respective Subsidiaries, taken as a whole, to a Person;

(2)the Borrowers become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the direct or indirect acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the holders of such interests as of the Closing Date, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the voting equity interests of the Borrower Representative or the Parent; or

(3)except as expressly permitted pursuant to Section 5.6, the Borrower shall cease to directly or indirectly own and control one hundred percent (100%) of each class of the outstanding equity interests of any Subsidiary the assets of which contribute more than $5,000,000 to the Borrowing Base.

“Claims Administration Arrangements” means any and all arrangements entered into by any Exar Originator and any Claims Administration Bank whereby short-term loans (which loans shall be secured solely by Claim Administration Liens) are made by such Claims Administration Bank to any Exar Originator; provided, that the proceeds of such loans are deposited in one or more segregated deposit or securities accounts and are solely used to purchase Claims Administration Investments (which shall be held in such segregated accounts) and pay transaction costs in connection therewith.

“Claims Administration Bank” means any third-party financial institution having capital and surplus in excess of $250,000,000 and ~~whole~~whose long-term debt is rated “A” or the equivalent by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) that is designated by any Exar Originator to hold and distribute certain legal settlement funds administered by any Exar Originator in connection with such Exar Originator’s claims administration business.

“Claims Administration Indebtedness” means Indebtedness for borrowed money of any Exar Originator in favor of the Claims Administration Bank in respect of loans made pursuant to Claims Administration Arrangements.

“Claims Administration Investments” means Cash Equivalents invested with proceeds of Claims Administration Indebtedness.

“Claims Administration Liens” means Liens in favor of the Claims Administration Bank on Claims Administration Investments and related segregated deposit and securities accounts securing Claims Administration Indebtedness solely to the extent the amount of such Claims Administration Investment equals or exceeds the amount of such Claims Administration Indebtedness.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means, subject to the ABL Intercreditor Agreement, all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

“Commitment Annex” means Annex A to this Agreement.

“Commitment Expiry Date” means the date that is 36 months following the Closing Date.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

“Confirmation Order” means the Order (I) Approving Debtors’ Disclosure Statement and (II) Confirming Amended Joint Plan of Reorganization of DocuData Solutions, L.C. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code Docket No. 834 entered by the Bankruptcy Court on June 23, 2025.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement

(as defined in Section 2.2(n)), any technical, administrative or operational changes (including (a) changes to the definition of “Base Rate,” “Business Day”, “Interest Period,” “Reference Time” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods, (d) the applicability of Section 2.8 (Compensation for Losses) and (e) other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including, without limitation, the amortization of intangible assets, deferred financing fees, capitalized contract incentives, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Consolidated Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)consolidated interest expense of such Person and its Consolidated Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of capitalized lease obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Swap Contracts or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)consolidated capitalized interest of such Person and its Consolidated Subsidiaries for such period, whether paid or accrued; minus

(3)interest income for such period.

For purposes of this definition, interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrowers to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(2)(a) the Net Income for such period of any Person that is not a Consolidated Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Consolidated Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Consolidated Subsidiary thereof from any Person in excess of, but without duplication of, the amounts included in subclause (a);

(3)accruals and reserves that are established or adjusted within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(4)(i) cash received from landlords for tenant allowances shall be included and (ii) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included;

(5)any deductions attributable to minority interests shall be excluded;

(6)non cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(7)any gain, loss, income, expense or charge resulting from the application of any LIFO shall be excluded; and

(8)an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (e) of the definition of “Permitted Distributions” shall be included as though such amounts had been paid as income taxes directly by such Person for such period.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Consolidated Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would be consolidated with those of “parent” Borrower (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, federal, state, provincial, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and, without duplication, any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Debt of the Borrowers and their respective Subsidiaries (excluding letters of credit or bank guarantees, to the extent undrawn, cash collateralized or backstopped) consisting of capitalized lease obligations and Debt for borrowed money, plus (2) the aggregate amount of all outstanding customary disqualified equity interests of the Borrowers and their respective Subsidiaries and all preferred stock of the Subsidiaries, with the amount of such disqualified equity interests and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.

“Control Agreement” means any Deposit Account Control Agreement or Securities Account Control Agreement.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Credit Exposure” means, at any time, any portion of the Revolving Loan Commitment that remains outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted, with respect thereto.

“Credit Party” means each Borrower and each Guarantor; and “Credit Parties” means all such Persons, collectively.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts” (until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (i) all Debt of others guaranteed by such Person, (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person, (k) obligations arising under non-compete agreements, and (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Borrowers shall include any and all Loans.

Notwithstanding the foregoing, Debt shall be deemed not to include (1) Contingent Obligations incurred in the Ordinary Course of Business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) [reserved]; (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities, including with respect to working capital advancements, arising in the Ordinary Course of Business; (6) obligations in respect of Third Party Funds; (7) in the case of the Borrowers and their respective Subsidiaries (x) all intercompany Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the Ordinary Course of Business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Borrowers and their respective Subsidiaries; (8)~~;~~ any Claims Administration Indebtedness of the Exar Originators (except to the extent that any such Claims

Administration Indebtedness exceeds the Claims Administration Investments of such Exar Originator); and (9) any obligations under Swap Contracts; provided, that such agreements are entered into for bona fide hedging purposes of the Borrowers or their respective Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Borrower Representative, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Borrowers or their Subsidiaries entered into in the Ordinary Course of Business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Debt of the Borrowers or their Subsidiaries incurred without violation of this Agreement.

Notwithstanding anything in this Agreement to the contrary, Debt shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Debt for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Debt; and any such amounts that would have constituted Debt under this Agreement but for the application of this sentence shall not be deemed an incurrence of Debt under this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), any corporate statute which is used by a Person to propose an arrangement in connection with a compromise of such Person’s debt obligations each as now and hereafter in effect, any successors to such statutes, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defined Period” means, for purposes of calculating the Fixed Charge Coverage Ratio for any given calendar month, the twelve (12) month period immediately preceding any such calendar month.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), bank account or an investment account, or other account in which funds are deposited, held or invested for credit to or for the benefit of any Credit Party.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Agent, among Agent, any Credit Party and each financial institution in which such Credit Party maintains a Deposit Account, which agreement provides that (a) such financial institution shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Credit Party, and (b) such financial institution shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and returned items for which Agent has been given value, in each such case expressly consented to by Agent, and containing such other terms and conditions as Agent may require, including as to any such agreement pertaining to any Lockbox Account, providing that ~~during any Cash Dominion Period~~ such financial institution shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Lockbox or Lockbox Account.

“Dilution” means, as of any date of determination, a percentage, based upon the experience during any prior period selected from time to time by Agent in its sole discretion, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Credit Parties’ Accounts during such period, by (b) Credit Parties’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the applicable advance rate against each applicable category of Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of two and one-half (2.5%) percent.

“Dollars” means the lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period plus, without duplication and to the extent the same was deducted in calculating Consolidated Net Income:

(1)Consolidated Taxes; plus

(2)(i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Consolidated Subsidiaries and (iii) costs of surety bonds in connection with financing activities; plus

(3)Consolidated Depreciation and Amortization Expense; plus

(4)Consolidated Non-Cash Charges; plus

(5)any (x) net after-tax extraordinary, nonrecurring or unusual losses (plus all fees and expenses relating thereto) or (y) expenses or charges, including, without limitation, severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facility rebranding costs, acquisition integration costs, facility opening costs, project and contract start-up costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, and any fees, expenses, charges or change in control payments related to the Transactions

(including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Closing Date) for such period, in each case, to the extent not already added back in clause (21) or (23) below; plus

(6)effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Consolidated Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) capitalized lease obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, for such period; plus

(7)any net after-tax loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets during such period; plus

(8)any net after-tax losses (plus all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Borrower Representative) during such period; plus

(9)any net after-tax losses (plus all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Contracts or other derivative instruments during such period; plus

(10)[reserved]; plus

(11)any impairment charges and asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments to good will and other intangible assets arising pursuant to GAAP for such period; plus

(12)any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights, in each case to the extent not otherwise added back pursuant to clause (13) or (24); plus

(13)any (a) non-cash compensation charges, (b) [reserved], or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Closing Date of officers, directors and employees, in each case of such Person or any Consolidated Subsidiary, to the extent not already added back pursuant to clause (12); plus

(14)(a) the non-cash portion of “straight-line” rent expense and (b) the non-cash amortization of tenant allowances; plus

(15)any currency translation gains and losses related to currency remeasurements of Debt, and any net loss or gain resulting from hedging transactions for currency exchange risk, for such period; plus

(16)(a) amounts received or estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption during such period, to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), and (b) expenses with respect to liability or casualty events or business interruption during such period; plus

(17)Capitalized Software Expenditures for such period; plus

(18)non-cash charges for deferred tax asset valuation allowances for such period; plus

(19)any other costs, expenses or charges resulting from facility closures or sales, including income (or losses) from such facility closures or sales, to the extent not already added back pursuant to clause (5)(y); plus

(20)business optimization expenses and other restructuring charges, reserves or expenses not related to the Transactions (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and Pre-Opening Expenses; to the extent not already added back pursuant to clause (5)(y); plus

(21)any expenses or charges (other than Consolidated Depreciation and Amortization Expense) (i) related to any issuance of equity interests, Investment, acquisition, New Project, disposition, loan origination, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful) or (ii) incurred in connection with the Transactions, including (A) such fees, expenses or charges related to the Transactions, the Obligations or any Debt and (B) any amendment or other modification of the Obligations or other Debt, in each case, to the extent not already added back pursuant to clause (5)(y); plus

(22)[reserved]; plus

(23)[reserved]; plus

(24)any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of a Borrower or a Guarantor or net cash proceeds of an issuance of equity interests of the Borrowers (other than customary disqualified equity interests), and to the extent not otherwise added back pursuant to clause (12) or (13); plus

(25)the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided, that (a) such losses are reasonably identifiable and factually supportable and certified by a responsible financial or accounting officer of the Borrowers and (b) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (25); plus

(26)[reserved]; plus

(27)with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (2) of the definition of “Consolidated Net Income” an amount equal to the proportion of those items described in clauses (1) and (2) above relating to such joint venture corresponding to the Borrower’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary); plus

(28)[reserved]; plus

(29)[reserved]; and

less, without duplication, to the extent the same increased Consolidated Net Income,

(30)non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); plus

(31)any net after-tax extraordinary, nonrecurring or unusual gains (less all fees and expenses relating thereto); plus

(32)any net after-tax income from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets during such period; plus

(33)any net after-tax gains (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Borrower Representative) during such period; plus

(34)any net after-tax gains (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Contracts or other derivative instruments during such period;

provided that for all purposes, the individual amount added back to EBITDA pursuant to any of clauses (5), (13), (14), (19), (20), (21)(i), (23), (24) or (25) above shall not be more than 15% of EBITDA for the most recently ended twelve month period (calculated prior to giving effect to such adjustments and exclusions) and, together with the aggregate amount added back pursuant to clauses (5), (13), (14), (19), (20), (21)(i), (23), (24) or (25) above, shall not be more than 30% of EBITDA for the most recently ended twelve month period (calculated prior to giving effect to such adjustments and exclusions).

Notwithstanding the foregoing, for purposes of determining EBITDA for any period that includes any of the months set forth below, EBITDA for such month shall equal the respective amount set forth opposite such month in the table set forth below:

Month	EBITDA (in thousands)
July 2024	$6,321
August 2024	$4,863
September 2025	$6,989
October 2024	$9,035
November 2024	$8,412
December 2024	$10,912
January 2025	$4,269
February 2025	$8,143
March 2025	$9,504
April 2025	$7,596
May 2025	$4,069
June 2025	$6,059

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority, or any person entrusted with public administrative authority of any EEA Member Country (including any delegee), having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Reserves” means, effective as of five (5) Business Days after the date of written notice of any determination thereof to the Borrower Representative by Agent (which notice shall include a reasonable description of the basis for such determination), such amounts as Agent, in its Permitted Discretion, may from time to time establish, against the gross amounts of Eligible Billed Accounts, Eligible ~~Exar Billed Accounts, Eligible Unbilled Accounts, Eligible Exar~~ Unbilled Accounts and Eligible Investment Grade Billed Accounts to reflect Dilution Reserves, Canadian Priority Payables Reserves, sales, excise or similar taxes and other risks or contingencies that may adversely affect any one or more class of such items or that may affect the credit risk or lending against the Eligible Accounts, in each case subject to the last sentence of the definition of “Borrowing Base”; provided that, during such five Business Day period, no Revolving Loans may be borrowed to the extent the aggregate Revolving Loan Outstandings after giving effect thereto would exceed the Revolving Loan Limit determined as if such new Eligibility Reserve were in effect.

“Eligible Account” means Eligible Billed Accounts, Eligible ~~Exar Billed Accounts, Eligible Unbilled Accounts, Eligible Exar~~ Unbilled Accounts and Eligible Investment Grade Billed Accounts.

“Eligible Billed Account” means, subject to the criteria below, an account receivable of a Credit Party ~~(other than (until the termination of the Exar Facility) an Exar Originator or a Canadian Credit Party until such time a Solvency Certificate has been delivered with respect to such Canadian Credit Party)~~, which was generated in the Ordinary Course of Business, which was generated originally in the name of a Credit Party ~~(other than (until the termination of the Exar Facility) an Exar Originator or a Canadian Credit Party until such time a Solvency Certificate has been delivered with respect to such Canadian Credit Party)~~ and not acquired via assignment or otherwise. The net amount of an Eligible Billed Account at any time shall be the face amount of such Eligible Billed Account as originally billed minus all cash collections and other proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Without limiting the generality of the foregoing, no Account shall be an Eligible Billed Account if:

(a)the Account remains unpaid more than ninety (90) days past the due date (but in no event more than one hundred fifty (150) days after invoice date or the date that the applicable goods or services have been rendered, serviced or delivered);

(b)the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, backdating, postdating, redating, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only to the extent of such defense, set-off, recoupment, counterclaim, deduction, discount, backdating, postdating, redating, credit, chargeback, freight claim, allowance, or adjustment), or the applicable Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c)if the Account arises from the sale of goods, any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged (but only to the extent that such goods have been so returned, rejected, lost or damaged);

(d)if the Account arises from the sale of goods, the sale was not an absolute, bona fide sale, or the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold or progress billing basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee or the sale was not made in compliance with applicable Laws;

(e)if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in violation of any Law or the Account represents a progress billing for which services have not been fully and completely rendered;

(f)the Account is subject to a Lien other than a Permitted Lien, or Agent does not have a first priority, perfected Lien on such Account;

(g)the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, unless such Chattel Paper or Instrument has been delivered to Agent;

(h)the Account Debtor is an Affiliate or Subsidiary of a Credit Party, or if the Account Debtor holds any Debt of a Credit Party;

(i)more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are ineligible under subclause (a) above (in which case all Accounts from such Account Debtor shall be ineligible);

(j)~~the Credit Party owning~~ such Account is owned or generated by an Exar Originator; provided that following termination of the Exar Facility an Account owned or generated by an Excluded Exar Originator may be deemed an Eligible Billed Account at the Agent’s sole discretion;

(k)the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty percent (20%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding such twenty percent (20%) limitation shall be considered ineligible);

(l)any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any respect;

(m)the Account is unbilled or has not been invoiced to the Account Debtor in accordance with the procedures and requirements of the applicable Account Debtor;

(n)the Account is an obligation of an Account Debtor that is the federal, state, provincial, territorial or local government or any political subdivision thereof, unless Agent has agreed to the contrary in writing in the exercise of its Permitted Discretion and, if requested by Agent, in the exercise of its Permitted Discretion, Agent has received from the Account Debtor the acknowledgement of Agent’s notice of assignment of such obligation pursuant to this Agreement;

(o)the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;

(p)the Account Debtor has its principal place of business or executive office outside the United States or Canada;

(q)the Account is payable in a currency other than United States Dollars or Canadian Dollars; provided that, in the case of Canadian Dollars, the aggregate amount of such Accounts does not exceed 20% of the aggregate amount of Eligible Accounts at any time;

(r)the Account Debtor is an individual;

(s)the Credit Party owning such Account has not signed and delivered to Agent notices, in the form requested by Agent, directing the Account Debtors to make payment to the applicable Lockbox Account;

(t)the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible);

(u)the Account arises out of the sale of any Inventory upon which any other Person holds, claims or asserts a Lien (unless such Lien does not also include proceeds of such Inventory); or

(v)the Account or Account Debtor fails to meet such other specifications and requirements which may from time to time be established by Agent in its good faith credit judgment and Permitted Discretion and in accordance with its customary criteria.

“Eligible Cash” means cash and Cash Equivalents of a Credit Party that is held in a Cash Collateral Account or held in escrow by Agent on behalf of a Credit Party in a Deposit Account owned by Agent.

~~“Eligible Exar Billed Accounts” means, only following the termination of the Exar Facility and the release of any liens pursuant thereto, any Accounts held by an Exar Originator that:~~

~~(a)  meet all criteria set forth in the definition of “Eligible Billed Account” except for clause (a) and (j) thereof; and~~

~~(b)  do not remain unpaid more than one hundred fifty (150) days past the invoice date (or the date that the applicable goods or services have been rendered, serviced or delivered).~~

~~“Eligible Exar Unbilled Account” means, at any time of determination, Accounts of an Exar Originator that:~~

~~(a) qualify as Eligible Exar Billed Accounts, except that the invoice applicable to~~ such Accounts has not been issued to the applicable Account Debtor; provided that an Account shall cease to be an Eligible Exar Unbilled Account upon the earlier of (i) the date the invoice applicable to such Account is issued to the applicable Account Debtor and (ii) ninety (90) days after the services giving rise to such Account have been completed by the applicable Exar Originator; and

~~(b)~~ are evidenced by supporting documentation in form and substance reasonably ~~satisfactory to Agent in form consistent with documentation delivered prior to the Closing Date.~~

“Eligible Investment Grade Billed Account” means, at any time of determination, Accounts of a Credit Party that:

(a)qualify as Eligible Billed Accounts;

(b)the Account Debtor is an Investment Grade Account Debtor; and

(c)are evidenced by supporting documentation in form and substance reasonably satisfactory to Agent in form consistent with documentation delivered prior to the Closing Date.

“Eligible Unbilled Account” means, at any time of determination, Accounts of a Credit Party (other than an Exar Originator) that:

(a)qualify as Eligible Billed Accounts, except that the invoice applicable to such Accounts has not been issued to the applicable Account Debtor; provided that an Account shall cease to be an Eligible Unbilled Account upon the earlier of (i) the date the invoice applicable to such Account is issued to the applicable Account Debtor and (ii) thirty (30) days after the services giving rise to such Account have been completed by the applicable Credit Party; and

(b)are evidenced by supporting documentation in form and substance reasonably satisfactory to Agent in form consistent with documentation delivered prior to the Closing Date.

In determining the amount to be included, Eligible Unbilled Accounts shall be calculated net of customer deposits and unapplied cash.

“Environmental Laws” means any present and future federal, state, provincial, territorial, municipal and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any local, state, provincial, territorial, municipal, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Borrower and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), the Canadian Environmental Protection Act, 1999, any analogous federal, state, provincial, territorial, municipal or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from Agent converting the first currency into the second currency at the Spot Rate on the applicable date of determination, or at such other rate as Agent may determine in its sole discretion.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Credit Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Erroneous Payment” has the meaning specified therefor in Section 11.20.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 11.20.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 11.20.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 11.20.

“ETI” means Exela Technologies, Inc.

“ETI Funding Obligation” has the meaning assigned to it in the Plan of Reorganization.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 10.1.

~~“Exar Billed Advance Rate” means the advance rate applicable to Eligible Exar Billed Accounts, as set forth in the table below, which shall adjust automatically on the dates specified unless otherwise agreed by Agent in its sole discretion:~~

~~Date~~	~~Advance Rate on Eligible Exar Billed  Accounts~~
~~Closing Date through and including the date that is six months after the first date upon which any Eligible Exar Billed Account is included in the Borrowing Base~~	~~85.0%~~

~~One day after the end of the period described immediately above, through and including the date that is seven months after the first date upon which any Eligible Exar Billed Account is included in the Borrowing Base~~

~~83.33%~~

~~One day after the end of the period described immediately above, through and including the date that is eight months after the first date upon which any Eligible Exar Billed Account is included in the Borrowing Base~~

~~81.67%~~

~~One day after the end of the period described immediately above, through and including the date that is nine months after the first date upon which any Eligible Exar Billed Account is included in the Borrowing Base~~

~~80.00%~~

~~One day after the end of the period described immediately above, through and including the date that is ten months after the first date upon which any Eligible Exar Billed Account is included in the Borrowing Base~~

~~78.33%~~
~~One day after the end of the period described immediately above, through and including the date that is eleven months after the first date upon which any Eligible Exar Billed Account~~ 	~~76.67%~~

~~is included in the Borrowing Base~~
~~One day after the end of the period described immediately above, and thereafter~~	~~75%~~

“Exar Facility” means the receivables purchase facility established pursuant to that certain Receivables Purchase Agreement, dated as of February 12, 2024, among Exela BR SPV LLC, a Delaware limited liability company (“Exar SPV”), as seller, BR EXAR, LLC, a Delaware limited liability company (as successor by assignment to B. Riley Securities, Inc.), as buyer (the “Exar Buyer”), and the originators party thereto as of the Closing Date (the “Exar Originators”), as amended, restated, amended and restated, supplemented or otherwise modified from time to time ~~(for the avoidance of doubt, other than with respect to amendments, restatements amendments and restatements, supplements or modifications which change the identities of the Exar Originators)~~.

“Exar Facility Amendment” means the Exar Facility as amended and restated by that certain Amended and Restated Receivables Purchase Agreement, dated as of January 21, 2026, and as may be subsequently amended, or amended and restated, provided that the aggregate amount of principal Indebtedness incurred with respect to the Exar Facility Amendment shall not exceed $10,000,000.

“Exar Originator” has the meaning specified ~~therefore~~therefor in the definition of Exar Facility.

~~“Exar Unbilled Advance Rate” means the advance rate applicable to Eligible Exar Unbilled Accounts, as set forth in the table below, which shall adjust automatically on the dates specified unless otherwise agreed by Agent in its sole discretion:~~

~~Date~~	~~Advance Rate on Eligible Exar Unbilled  Accounts~~
~~Closing Date through and including the date that is six months after the first date upon which any Eligible Exar Unbilled Account is included in the Borrowing Base~~	~~85.0%~~

~~One day after the end of the period described immediately above, through and including the date that is seven months after the first date upon which any Eligible Exar Unbilled Account is included in the Borrowing Base~~

~~79.17%~~
~~One day after the end of the period described immediately above, through and including the date that is eight months after the first date upon which any Eligible Exar Unbilled~~ 	~~73.33%~~

~~Account is included in the Borrowing Base~~

~~One day after the end of the period described immediately above, through and including the date that is nine months after the first date upon which any Eligible Exar Unbilled Account is included in the Borrowing Base~~

~~67.50%~~

~~One day after the end of the period described immediately above, through and including the date that is ten months after the first date upon which any Eligible Exar Unbilled Account is included in the Borrowing Base~~

~~61.67%~~

~~One day after the end of the period described immediately above, through and including the date that is eleven months after the first date upon which any Eligible Exar Unbilled Account is included in the Borrowing Base~~

~~55.83%~~
~~One day after the end of the period described immediately above, and thereafter~~	~~50.0%~~

“Excess Availability” means, at a particular date, an amount equal to the Revolving Loan Availability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” has the meaning specified therefor in Section 5.14.

“Excluded Exar Originator” means (a) SourceHov Canada Company, an unlimited company under the laws of Nova Scotia, (b) Novitex Enterprise Solutions Canada, Inc., an Ontario corporation, and (c) BancTec (Canada), Inc., an Ontario corporation.

“Excluded Subsidiary” means, with respect to any Subsidiary of the Borrowers, (a) each Subsidiary that is prohibited from Guaranteeing the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a governmental (including regulatory) authority to Guarantee the Obligations (unless such consent, approval, license or authorization has been received); provided, that, for the avoidance of doubt, such Subsidiary shall have no obligation to seek such consent, approval, license or authorization, (b) each Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary (in each case for so long as such restriction or any replacement or renewal thereof is in effect and only to the extent that such prohibition was not implemented or consented to with the intent of evading the requirements of Section 4.10), (c) [reserved], (d) any Subsidiary that (i) did not, as of the last day of the fiscal quarter of the Borrowers most recently ended, have assets with a value in excess of 5.0% of the total assets or revenues representing in excess of 5.0% of total revenues of the Borrowers and their respective Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries being excluded pursuant to this clause (d), as of the last day of the fiscal quarter of the Borrowers most recently ended, did not have assets with a value in excess of 10.0% of the total assets or revenues representing in excess of 10.0% of total revenues of the Borrowers and their respective Subsidiaries on a consolidated basis as of such date, and (e) any Subsidiary for which providing a Guarantee or granting Liens required by the Security Documents to secure Indebtedness could reasonably be expected to result in material tax consequences as determined in good faith by the Borrowers in consultation with the Required Lenders, in each case pursuant to clauses (a) through (e) hereof, only for so long as it remains as such; provided that any Subsidiary that incurs or provides a guarantee under (or has pledged its assets to secure the obligations of) any Indebtedness for borrowed money shall not be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Agent, any Lender or any other recipient of any payment to be made by or on behalf of any obligation of Credit Parties hereunder or the Obligations or required to be withheld or deducted from a payment to Agent, such Lender or such recipient: (a) Taxes to the extent imposed on or measured by Agent’s, any Lender’s or such other recipient’s net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under which Agent, such Lender or such other recipient is organized, has its principal office or, in the case of any Lender, has its applicable lending office or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loans other than as a result of an assignment requested by a Credit Party under the terms hereof or (ii) such Lender changes its lending office for funding its Loan, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Revolving Loan Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to Agent’s, such Lender’s or such other recipient’s failure to comply with Section 2.8(c); and (d) any Taxes imposed under FATCA.

“Exit Notes” means the notes under the Exit Notes Indenture.

“Exit Notes Collateral Agent” means Ankura Trust Company, LLC, as the collateral agent under the Exit Notes Indenture.

“Exit Notes Indenture” means the indenture dated as of the date hereof among the XBP Americas, LLC, Exela Finance Inc., the guarantors named therein, the financial institutions named therein, the Trustee and the Exit Notes Collateral Agent, as in effect on the date hereof.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole and after giving effect to the consummation of the Transactions would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof and any agreement entered into pursuant to the implementation of Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention between the United States Internal Revenue Service, the U.S. Government and any governmental or taxation authority under any other jurisdiction which agreement’s principal purposes deals with the implement such sections of the Code.

“Financing Documents” means this Agreement, the ABL Intercreditor Agreement, any other intercreditor agreements, any Notes, the Security Documents, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements (other than any Swap Contract) related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Fixed Charge Calculation Date” has the meaning assigned in the “Fixed Charge Coverage Ratio” definition.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) (i) EBITDA of such Person for such period minus (ii) the Unfinanced Capital Expenditures of the Borrower and its Subsidiaries during such period minus (iii) Capitalized Software Expenditures to (b) the Fixed Charges of such Person for such period. In the event that the Borrowers or any of its Subsidiaries incurs, repays, repurchases or redeems any Debt or issues, repurchases or redeems disqualified equity interests or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Debt, or such issuance, repurchase or redemption of disqualified equity interests or preferred stock, as if the same had occurred at the beginning of the applicable period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations that the Borrowers or any Subsidiary has made during the four-quarter reference period (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Borrowers or any Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable reference period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower Representative. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrowers as set forth in a Responsible Officer’s certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to have resulted if such operating expense reductions and other operating improvements, synergies or cost savings had occurred on the first day of the reference period (including, to the extent applicable, the Transactions); provided, that for all purposes of determining EBITDA hereunder all adjustments (to the extent such adjustment is effected pursuant to the definition of EBITDA) shall not be more than the amount of applicable adjustments permitted pursuant to the applicable provision(s) of the definition of EBITDA, as the case may be for the most recently ended reference period (calculated prior to giving effect to such capped adjustments and exclusions (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)); provided, that the limitations set forth in the immediately preceding proviso shall not apply to any operating expense reductions, other operating improvements or synergies and adjustments resulting from the Transactions, and information and calculations supporting them in reasonable detail.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Debt if such Swap Contract has a remaining term in excess of 12 months). Interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrowers to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrowers may designate.

For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Borrowers in good faith.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (a) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or customary disqualified equity interests of such Person and its Subsidiaries, (c) regularly scheduled payments of principal on Debt for borrowed money that were paid or payable (but without duplication) during such period (excluding, for the avoidance of doubt, that attributable to Capital Lease Obligations, the Exar Facility and the Exar Facility Amendment) and (d) the aggregate amount of cash payments made in respect of Taxes (other than payroll taxes, sales taxes and Transaction Tax Liability (as defined in the Plan of Reorganization)) during such period.

“Floor” means the rate per annum of interest equal to 1.00%.

“Foreign Lender” has the meaning specified therefor in Section 2.8(c)(i).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC (and includes, for certainty, any “intangible” as defined in the PPSA), and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Governmental Authority” means any nation or federal government, any state, province, territory, municipality or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee of the Guaranteed Obligations made by the Guarantors as set forth in Section 12 of this Agreement or in such other form as may be accepted by Agent in its reasonable discretion.

“Guarantee Supplement” has the meaning specified in Section 12.6.

“Guaranteed Obligations” has the meaning specified therefor in Section 12.2(a).

“Guarantor” means each Subsidiary of the Borrowers (other than an Excluded Subsidiary or other Person designated in writing by Agent as not required to be a Guarantor). For the avoidance of doubt, each Guarantor shall be jointly and severally liable for the Obligations to the extent provided in this Agreement and the other Financing Documents.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“IG Advance Rate” means the advance rate applicable to Eligible Investment Grade Billed Accounts, as set forth in the table below, which shall adjust automatically on the dates specified unless otherwise agreed by Agent in its sole discretion:

Date	Advance Rate on Eligible Investment Grade Billed Accounts
Closing Date through and including January 29, 2026	95.0%
January 30, 2026, through and including ~~July 29, 2026~~the Third Amendment Effective Date	92.5%
The day following the Third Amendment Effective Date through and including September 30, 2026	95.0%
October 1, 2026 through and including January 31, 2027	92.5%
After ~~July 29~~February 1, ~~2026~~2027	90.0%

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers or any other Credit Party under any Financing Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Instrument” means “instrument”, as defined in Article 9 of the UCC or in the PPSA, as applicable.

“Intellectual Property” means, with respect to any Person, all patents, patent applications, industrial designs, industrial design applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Period” means any period commencing on the first day of a calendar month and ending on the last day of such calendar month.

“Inventory” means “inventory” as defined in Article 9 of the UCC or in the PPSA, as applicable.

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making or holding Debt, securities, capital contributions, loans, time deposits, advances, guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Investment Grade Account Debtor” means an Account Debtor listed on Schedule 1.1 (as such list may be updated from time to time by Borrower and consented to by Agent) that, at any time of determination, has a corporate credit rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“IRS” has the meaning specified therefor in Section 2.8(c)(i).

“Junior Lien Obligations” means the obligations with respect to Debt permitted to be incurred under this Agreement, which is by its terms intended to be secured by the Collateral on a basis junior to the Obligations, excluding the Term Loan Agreement and the Exit Notes.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Environmental Laws.

“Lender” means each of (a) MidCap Financial Trust, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 11.17, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral as more fully set forth in this Agreement and the Security Documents, the term “Lender” shall include Eligible Swap Counterparties. In connection with any such distribution of payments and collections, Agent shall be entitled to assume that no amounts are due to any Eligible Swap Counterparty unless such Eligible Swap Counterparty has notified Agent of the amount of any such liability owed to it prior to such distribution.

“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the Closing Date after giving effect to the consummation of the Transactions determined in accordance with GAAP consistently applied.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this

Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan(s)” means the Revolving Loans.

“Loan Account” has the meaning specified therefor in Section 2.6(b).

“Lockbox” has the meaning specified therefor in Section 2.11.

“Lockbox Account” means an account or accounts maintained at the Lockbox Bank into which collections of Accounts are paid, which account or accounts shall be, if requested by Agent, opened in the name of Agent (or a nominee of Agent).

“Lockbox Bank” has the meaning specified therefor in Section 2.11.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities, financial condition or prospects of the Credit Parties taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform any of their obligations under any Financing Document, (c) the legality, validity or enforceability of this Agreement or any other Financing Document, (d) the rights and remedies of any Agent or any Lender under any Financing Document, or (e) the validity, perfection or priority of a Lien in favor of Agent on Collateral having a fair market value in excess of $25,000,000.

“Material Contracts” means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $10,000,000 or more in any fiscal year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (b) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maximum Lawful Rate” has the meaning specified therefor in Section 2.7.

“MCF” means MidCap Funding IV Trust, a Delaware statutory trust, and its successors and assigns.

“Minimum Balance” shall mean, on any day, an amount that equals the product of: (i) the average Borrowing Base (or, if less on any given day, the Revolving Loan Commitment) during the immediately preceding month multiplied by (ii) twenty percent (20.0%).

“Minimum Balance Fee” shall mean a fee equal to (a) the positive difference, if any, remaining after subtracting (i) the average end-of-day principal balance of Revolving Loans outstanding during the immediately preceding month (without giving effect to the clearance day calculations referenced above) or in Section 2.2(a) from (ii) the Minimum Balance multiplied by (b) the highest interest rate applicable to the Revolving Loans during such month (or, during the existence of an Event of Default, the default rate of interest set forth in Section 10.5).

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Credit Party or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Consolidated Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Project” means (x) each contract or project with respect to new customers and any expansions of contracts or projects with respect to existing customers and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market, in each case, to the extent and for so long as not capitalized in the Ordinary Course of Business of the Borrowers and their Subsidiaries.

“Notes” has the meaning specified therefor in Section 2.3.

“Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including, without limitation, the payment of interest and other amounts arising after the commencement of any case with respect to any Credit Party under any Debtor Relief Laws or any similar statute which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Swap Contracts entered into with any Eligible Swap Counterparty.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operative Documents” means the Financing Documents, the Term Loan Documents, the Exit Notes Indenture and the B. Riley Credit Agreement.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, memoranda of association, a partnership agreement or an operating, limited liability company or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other equity interests of such Person.

“Other Connection Taxes” means, with respect to a Lender or Agent, taxes imposed as a result of a present or former connection between Agent or any Lender and the jurisdiction imposing such tax (other than connections arising solely from Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loans or any Financing Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(i)).

“Parent” means XBP Europe Holdings Inc., a Delaware corporation, and any successor thereto.

“Participant Register” has the meaning specified therefor in Section 11.17(a)(iii).

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower Representative.

“Payment Condition” means, with respect to any payment subject to such condition, that:

(a)the Credit Parties shall have a pro forma Fixed Charge Coverage Ratio of not less than 1.00:1.00 after giving effect to such payment;

(b)the Credit Parties shall have maintained Excess Availability (after giving pro forma effect to any advance with respect to the subject payment) of not less than twenty percent (20%) of the Revolving Loan Limit for the 30-day period immediately preceding the date of such payment; and

(c)no Default or Event of Default shall have occurred and be continuing on the date of such payment or as a result thereof.

“Payment Recipient” has the meaning specified therefor in Section 11.20.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permits” means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents and approvals of a Credit Party required under all applicable Laws and required for such Credit Party in order to carry on its business as now conducted.

“Permitted Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Permitted Asset Dispositions” means the following Asset Dispositions: (a) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (b) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Borrower or Subsidiary determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, (c) dispositions approved by Agent, (d) licensing, on a non-exclusive basis, intellectual property rights in the ordinary course of business of the Borrowers or any Subsidiary, (e) leasing or subleasing assets in the ordinary course of business of the Borrower or any Subsidiary, (f) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Borrower or any Subsidiary to a Credit Party and (ii) from any Subsidiary that is not a Credit Party to any other Subsidiary, (g) any Asset Disposition occurring in accordance with the terms of the Tax Funding Agreement, (h) any involuntary loss, damage or destruction of property and any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, (i) any involuntary loss, damage or destruction of property, (j) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, (k)(i) the lapse of Registered Intellectual Property of the Borrowers or any Subsidiary of the Borrowers to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of their business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lenders, and (l) sales and contributions of Receivables Assets by (i) each Exar Originator to Exar SPV and (ii) Exar SPV to the Exar Buyer pursuant to the Exar Facility as amended and restated by that certain Exar Facility Amendment; provided that certain of the proceeds from such sale and contribution pursuant to this clause (i) are used to repay the B. Riley Credit Agreement (which may be by way of a purchase of a participation interest, so long as such participation interest is purchased by a Credit Party or immediately transferred to a Credit Party) in accordance with the terms of the Exar Facility as amended and restated by that certain Exar Facility Amendment.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers’ and its Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Borrowers have given prior written notice to Agent of a Borrower’s or its Subsidiary’s intent to so contest the obligation; (d)the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers or its Subsidiaries; (e) Borrowers have given Agent notice of the commencement of such contest and upon request by Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, Borrowers and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means (a) Contingent Obligations arising in respect of the Debt under or permitted by the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms); (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; (e) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies; (f) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 5.6; (g) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; and (h) other

Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed the Threshold Amount in the aggregate at any time outstanding.

“Permitted Debt” means:

(a)Borrowers’ and its Subsidiaries’ Debt to Agent and each Lender under this Agreement and the other Financing Documents;

(b)Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(c)purchase money Debt to finance (whether prior to or within 180 days after) the acquisition of property or capital lease obligations not to exceed $35,000,000 at any time (whether in the form of a loan or a lease and including any refinancing of such indebtedness pursuant to clause (ll) below) used solely to acquire, lease, construct, repair, replace or improve property or equipment used in the Ordinary Course of Business;

(d)Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms);

~~(i) Debt incurred pursuant to the Exar Facility amended and restated by that certain Exar Facility Amendment~~;

(e)so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Debt existing or arising under any Swap Contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(f)Debt in the form of insurance premiums financed through the applicable insurance company;

(g)trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business;

(h)Borrowers’ and its Subsidiaries’ Debt incurred in connection with the Term Loan Documents;

(i)~~[reserved]~~Debt incurred pursuant to the Exar Facility amended and restated by that certain Exar Facility Amendment;

(j)Debt of any Credit Party in an aggregate amount not to exceed $25,000,000 so long as (x) the Fixed Charge Coverage Ratio of the Borrower Representative and its Subsidiaries for the most recently ended four fiscal quarters for which financial statements have been delivered to Agent would have been at least 2.00 to 1.00 determined on a pro forma basis and (y) any such Debt shall be subordinated in right of payment to the Obligations and, if secured, subordinated in respect of lien priority to the Liens securing the Obligations on terms acceptable to Agent;

(k)[reserved];

(l)Debt in an aggregate amount not to exceed $5,000,000 so long as the Senior Secured Leverage Ratio for the most recently ended four fiscal quarters for which financial statements have been delivered to Agent does not exceed 3.75 to 1.00 determined on a pro forma basis;

(m)the Exit Notes issued on the Closing Date;

(n)[reserved];

(o)Debt (x) incurred to finance an acquisition or (y) of Persons that are acquired, in each case so long as (A)(i) the Borrowers would be permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in clause (j) above or (ii) the Fixed Charge Coverage Ratio of the Borrowers would be no less than immediately prior to such acquisition, (B) the aggregate principal amount of Debt under clause (o)(x) shall not exceed $10,000,000, and (C) any such Debt shall be subordinated in right of payment to the Obligations on terms acceptable to Agent;

(p)Debt of any Subsidiary that is not a Credit Party in an aggregate amount not to exceed $4,000,000;

(q)Debt incurred on behalf of, or representing guarantees of Debt of, joint ventures of any Borrower or any Subsidiary in an aggregate principal amount not to exceed $10,000,000, so long as any such Debt shall be subordinated in right of payment to the Obligations on terms acceptable to Agent;

(r)[reserved];

(s)Debt of the Borrowers or any Subsidiary in respect of the B. Riley Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $22,500,000 (it being understood and agreed that, notwithstanding anything herein to the contrary, the aggregate principal amount of the B. Riley Credit Agreement outstanding will be deemed to be reduced by the amount of the participation interest in respect thereof held by any Credit Party); provided that such Debt under the B. Riley Credit Agreement shall not be permitted after March 31, 2027;

(t)[reserved];

(u)(i) Additional Notes issued in connection with the ETI Funding Obligation and (ii) Additional Notes issued other than in connection with the ETI Funding Obligation in an amount not to exceed $10,000,000;

(v)Debt of the Borrowers to any of the Subsidiaries; provided, that (x)any such Debt owed to a Subsidiary that is not a Borrower or a Guarantor is subordinated in right of payment to the Obligations on terms acceptable to Agent and (y) the aggregate amount of all such Debt owed to a Borrower or a Guarantor by any Subsidiary that is not a Borrower or a Guarantor shall not exceed $25,000,000; provided, further, that any subsequent issuance or transfer of any equity interests or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Debt (except to the Borrowers or another Subsidiary of the Borrowers or any pledge of such Debt constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an incurrence of such debt not permitted by this clause (v);

(w)Debt of any Subsidiary to the Borrowers or any other Subsidiary; provided, that (x) if a Subsidiary that is a Guarantor incurs such Debt to a Subsidiary that is not a Borrower or a Guarantor, such Debt is subordinated in right of payment to the Guarantee of such Subsidiary on terms acceptable to Agent and (y) if any Subsidiaries that are not a Guarantor incur Debt to any Borrower or Guarantor, the aggregate amount of such Debt shall not exceed $25,000,000; provided, further, that any subsequent issuance or transfer of any equity interests or any other event which results in any Subsidiary of the Borrowers holding such Debt ceasing to be a Subsidiary of the Borrowers or any other subsequent transfer of any such Debt (except to the Borrowers or another Subsidiary of the Borrowers or any pledge of such Debt constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an incurrence of such Debt not permitted by this clause (v);

(x)Debt of the Borrowers or any Subsidiary in respect of the Unsecured Cash Pool;

(y)Debt incurred by the Borrowers or any Subsidiary of the Borrowers owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrowers or any of the Borrowers’ Subsidiaries, respectively, pursuant to reimbursement or indemnification obligations to such Person, in each case, provided in the ordinary course of business or consistent with industry practices;

(z)Debt arising from agreements of the Borrowers or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, in each case, to the extent such obligation or transaction is permitted by this Agreement;

(aa)Debt of the Borrowers and the Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, reasonably required in the conduct of their respective business (giving effect to any growth or expansion of such business permitted hereunder), including those incurred to secure health, safety, insurance and environmental obligations of the Borrowers and the Subsidiaries, respectively, as conducted in accordance with good and prudent business industry practices and otherwise as permitted by this Agreement;

(bb)Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business (provided that such Debt is extinguished within five Business Days of its incurrence) or other cash management services in the ordinary course of business;

(cc)Debt of the Borrowers or Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Debt otherwise permitted by Section 5.1, in a principal amount not in excess of the stated amount of such letter of credit;

(dd)Debt of the Borrowers or Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(ee)Debt of the Borrowers and its respective Subsidiaries in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support their respective performance obligations and trade letters of credit (other than obligations in respect of other Debt) in the ordinary course of business;

(ff)to the extent constituting Debt of the Borrowers and the Subsidiaries, all premium (if any), defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Debt otherwise permitted to be incurred pursuant to Section 5.1;

(gg)Debt in respect of obligations of the Borrowers or Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services for such Person; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Swap Contracts;

(hh)deposits raised by any Subsidiary that is subject to state and/or federal banking regulations that constitute Debt owing to such depositor;

(ii)Debt consisting of earn outs and obligations of the Borrowers or Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Investment by such Person;

(jj)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(kk)obligations in respect of Cash Management Agreements; and

(ll)the incurrence by the Borrowers or any of their Subsidiaries of Debt that serves to refund, refinance or defease any Debt as permitted under clauses (c), (d), (l), (n), (o), (p), (q) and (s) of the definition of “Permitted Debt” in an aggregate amount not to exceed the then-outstanding principal amount (or, if applicable, the liquidation preference face amount of the Debt being so refunded, refinanced or defeased), together with any accrued interest and any related fees, expenses and premiums (subject to the following proviso, “Refinancing

Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(i)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Debt being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Debt being refunded or refinanced that were due on or after the date that is one year following the last maturity date of the Obligations;

(ii)to the extent such Refinancing Indebtedness refinances Debt subordinated in right of payment to the Obligations or a Guarantee, as applicable, such Refinancing Indebtedness is subordinated in rights of payment to the Obligations or the Guarantee, as applicable, on terms acceptable to Agent;

(iii)shall not have any of the Borrower Representative or any Subsidiary of the Borrower Representative as an obligor thereon except to the extent such Person was an obligor on the Debt being extended, refinanced or modified, and shall not be secured by any Lien on any asset other than the assets that secured such Debt being extended, refinanced or modified or, if applicable, shall be unsecured;

(iv)shall not (if secured) have a Lien priority greater than such Debt being extended, refinanced or modified; and

(v)shall not include Debt (including any guarantees) of a Subsidiary that is not a Borrower or a Guarantor that refinances Debt of a Borrower or a Subsidiary that is a Guarantor.

For purposes of determining compliance with Section 5.1:

(A)in the event that an item of Debt (or any portion thereof) meets the criteria of more than one of the categories of permitted Debt described in clauses (a) through (ll) of the definition of “Permitted Debt”, then the Borrower Representative may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Debt (or any portion thereof) in any manner that complies with Section 5.1; provided, that (1) any Exit Notes issued on the Effective Date (as defined therein) (but for the avoidance of doubt, not any Additional Notes) shall be incurred under clause (m) of the definition of “Permitted Debt” and Debt under the Term Loan Documents and B. Riley Credit Agreement shall be incurred under clauses (h) and (s), respectively, of the definition of “Permitted Debt”, (2) the Obligations shall be incurred under clause (a) of the definition of “Permitted Debt”, (3) [reserved], (4) the Unsecured Cash Pool shall be incurred under clause (x) of the definition of “Permitted Debt”, (5) Additional Notes incurred in connection with the ETI Funding Obligation shall be incurred under clause (u)(i) of the definition of “Permitted Debt” and (6) Additional Notes other than those issued pursuant to clause (u)(i) of the definition of “Permitted Debt” shall be incurred under clause (u)(ii) of the definition of “Permitted Debt”, and in each case, may not be reclassified;

(B)at the time of incurrence, classification or reclassification, the Borrowers will be entitled to divide and classify an item of Debt in more than one of the categories of Debt described in the definition of “Permitted Debt” (or any portion thereof) without giving pro forma effect to the Debt incurred, classified or reclassified pursuant to any other clause or paragraph of the definition of “Permitted Debt” (or any portion thereof) when calculating the amount of Debt that may be incurred, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; provided, that, for the avoidance of doubt, it is understood and agreed that for any Debt incurred, classified or reclassified in reliance on a category of permitted Debt involving the calculation of a ratio, such Debt will be included in the calculation of such ratio at the time of such incurrence, classification or reclassification; and

(C)in connection with (x) the incurrence or issuance, as applicable, of revolving loan Debt under Section 5.1 or (y) any commitment to incur or issue Debt under Section 5.1, the Borrowers or applicable Subsidiary may designate such incurrence or issuance as having occurred on the date of first incurrence of such revolving loan Debt or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance will be deemed for all purposes under this Agreement to have been incurred or issued on such Deemed Date, including without limitation for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Senior Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitments shall be made on a pro forma basis after giving effect to the deemed incurrence or issuance and related transactions in connection therewith)

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Debt, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Debt for purposes of Section 5.1. Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included in the determination of such amount of Debt; provided, that the incurrence of the Debt represented by such guarantee or letter of credit, as the case may be, was in compliance with Section 5.1.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Debt is incurred to refinance other Debt denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Debt does not exceed the principal amount of the Debt being refinanced.

Notwithstanding any other provision of Section 5.1, the maximum amount of Debt that Borrowers and their respective Subsidiaries may incur pursuant to Section 5.1 shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Debt is denominated that is in effect on the date of the refinancing.

“Permitted Discretion” means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit judgment in accordance with its usual and customary practices (adhering to its established credit policies) and, as it relates to the establishment or increase of Eligibility Reserves or the adjustment or imposition of exclusionary criteria, shall require that the contributing factors to the imposition or increase of any Eligibility Reserve shall not duplicate (i) the exclusionary criteria set forth in the definitions of “Eligible Billed Accounts”, “Eligible ~~Exar Billed Accounts”, “Eligible Unbilled Accounts”, “Eligible Exar~~ Unbilled Accounts” and “Eligible Investment Grade Billed Accounts”, as applicable (and vice versa), or (ii) any reserves deducted in computing book value or orderly liquidation value.

“Permitted Distributions” means the following Restricted Distributions:

(a)dividends by any Subsidiary of any Credit Party to such parent Credit Party;

(b)dividends payable solely in common stock;

(c)repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase; provided however that such repurchase does not exceed the Threshold Amount in the aggregate per fiscal year;

(d)amounts required for any direct or indirect parent of any Borrower to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of any Borrower and general corporate operating and overhead expenses of any direct or indirect parent of the Borrower in each case to the extent such fees and expenses are attributable to the ownership or operation of the Borrowers, if applicable, and its Subsidiaries;

(e)with respect to any taxable period (or portion thereof) for which the Borrowers and any of their Subsidiaries are members (or are disregarded from a member) of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which Parent is the common parent, dividends or distributions by the Borrowers or such applicable Subsidiaries, as the case may be, to such direct or indirect parent of the Borrowers in an amount not to exceed the lesser of (i) the sum of the amount of the relevant U.S. federal, state, or local income Taxes reduced by any such income Taxes directly paid or withheld at the level of the Borrowers or such Subsidiaries or (ii) the amount of any U.S. federal, state, or local income taxes that the Borrowers and/or its Subsidiaries, as applicable, would have paid for such taxable period (taking into account prior year losses) had the Borrowers and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; provided that distributions pursuant to this clause shall not exceed the actual Tax liability of Parent in respect of the relevant U.S. federal, state, local or non-U.S. income Taxes;

(f)any Restricted Distribution used to fund the payment of professional fees and expenses of Loeb & Loeb LLP, Cleary Gottlieb Steen & Hamilton LLP and Ropes & Gray LLP in connection with the Transactions to the extent permitted by Section 5.8;

(g)the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such redemption, as applicable, such payment would have otherwise complied with the provisions of this Agreement;

(h)voluntary prepayments of the Term Loans, the B. Riley Credit Agreement or the Exit Notes, so long as after giving effect to such voluntary prepayments of the Term Loans, the B. Riley Credit Agreement or the Exit Notes, the Payment Conditions are satisfied; and

(i)the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Debt of a Borrower or Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Subordinated Debt of such Borrower or Guarantor, which is incurred in accordance with Section 5.1 so long as:

(i)the principal amount (or accreted value, if applicable) of such new Debt does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Debt being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Debt being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(ii)such Debt s is subordinated to the Obligations or the related Guarantee of such Guarantor, as the case may be, on terms acceptable to Agent, at least to the same extent as such Subordinated Debt so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(iii)such Debt has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Debt being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Obligations then outstanding, and

(iv)such Debt has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Debt being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Debt being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Exit Notes then outstanding were instead due on such date.

“Permitted Investments” means:

(a)Investments shown on Schedule 5.7 and existing on the Closing Date;

(b)cash and Cash Equivalents;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(d)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed the Threshold Amount at any time;

(e)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(f)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary;

(g)Investments consisting of deposit accounts in which Agent has received a Deposit Account Control Agreement;

(h)Investments by any Borrower or any Subsidiary in any Credit Party;

(i)other Investments in an amount not exceeding $5,000,000 in the aggregate;

(j)Investments in a Person if as a result of such Investment (i) such Person becomes a Guarantor, or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, a Credit Party;

(k)Investments in any Subsidiary that is not a Guarantor not to exceed, at any one time in the aggregate outstanding under this clause (k), the Threshold Amount;

(l)[reserved];

(m)Investments in joint ventures (as determined in good faith by the Borrower at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed, at any one time in the aggregate outstanding under this clause (m), the Threshold Amount;

(n)any Investment occurring in accordance with the terms of the Tax Funding Agreement;

(o)(i) Investments consisting of the licensing or contribution of intellectual property (on a non-exclusive basis) pursuant to joint marketing arrangements with other Persons in the ordinary course of business; (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property (on a non-exclusive basis) in each case in the ordinary course of business;

(p)Investments of a Subsidiary acquired after the Closing Date or of an entity merged into, amalgamated with, or consolidated with the Borrowers or a Subsidiary of the Borrowers that is a Guarantor in a transaction that is not prohibited by 5.7 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)any Investment consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of the Borrowers and their respective Subsidiaries;

(r)any Investment in the form of a participation interest in the B. Riley Credit Agreement which the Borrower and its Subsidiaries are required to make pursuant to the Exar Facility as amended and restated by that certain Exar Facility Amendment, so long as such Investment is immediately contributed to the Credit Parties and is not transferred to any Person other than a Credit Party;

(s)any Investment of the Exar Buyer in the Exar Originators or Exar Originators in Exar Buyer in connection with the Exar Facility amended and restated by that certain Exar Facility Amendment;

(t)guarantees by the Borrowers or any Subsidiary of the Borrowers of operating leases or of other obligations that do not constitute Debt, in each case, entered into by the Borrowers or any Subsidiary of the Borrowers in the Ordinary Course of Business; and

(u)Investments the payment for which consists of equity interests of the Borrowers (other than disqualified stock) or any direct or indirect parent of the Borrowers, as applicable.

“Permitted Liens” means:

(a)deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding

Liens arising under ERISA or in respect of any Canadian Pension Plan) pertaining to a Credit Party’s or its Subsidiary’s employees, if any;

(b)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

(c)carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, other than any Collateral which is part of the Borrowing Base, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest;

(d)Liens on Collateral, other than Accounts, for taxes or other governmental charges not due and payable or the subject of a Permitted Contest, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)attachments, appeal bonds, judgments and other similar Liens on Collateral not exceeding $15,000,000 in value, arising in connection with court proceedings and not giving rise to an Event of Default; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

(f)Liens and encumbrances in favor of Agent under the Term Loan Documents in accordance with the ABL Intercreditor Agreement;

(g)Liens and encumbrances in favor of Agent under the Financing Documents;

(h)Liens on Collateral, other than Collateral which is part of the Borrowing Base, existing on the date hereof and set forth on Schedule 5.2;

(i)any Lien on any property or equipment securing Debt permitted under subpart (c) of the definition of Permitted Debt and on any proceeds thereof, accessions and additions thereto, customary security deposits and related property with respect to such property or equipment, provided, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(j)[reserved];

(k)[reserved];

(l)Liens securing obligations in respect of Debt incurred pursuant to clause (l) of the definition of “Permitted Debt” so long as any such Liens shall be subordinated to the Liens securing the Obligations on terms acceptable to Agent;

(m)Liens securing obligations in respect of Debt incurred pursuant to the Exit Notes in accordance with the ABL Intercreditor Agreement;

(n)Liens securing obligations in respect of Debt incurred pursuant to clause

(j)of the definition of “Permitted Debt” so long as any such Liens shall be subordinated to the Liens securing the Obligations on terms acceptable to Agent;

(o)Liens securing obligations in respect of Debt incurred pursuant to clause (o) of the definition of “Permitted Debt” so long as such Liens secure Debt not created or incurred in connection with, or in contemplation of, the acquisition and only extend to the property or assets acquired in such acquisition (and accessions and additions thereto and proceeds and products thereof);

(p)Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary of a Borrower, or on assets or property acquired by a Borrower or a Subsidiary, so long as in each case such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary or such acquisition and do not extend to any other property of the Borrowers or their Subsidiaries (other than pursuant to after-acquired property clauses in effect at the time of the acquisition);

(q)Liens (i) on not more than $2,000,000 of deposits securing Swap Contracts entered into for non-speculative purposes and (ii) on cash or Cash Equivalents securing Swap Contracts in the Ordinary Course of Business submitted for clearing in accordance with applicable requirements of law;

(r)Claims Administration Liens;

(s)Liens securing obligations in respect of Debt incurred pursuant to the B. Riley Credit Agreement on a junior basis to the Obligations in accordance with the ABL Intercreditor Agreement;

(t)Liens of the Borrower or any Subsidiary securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (t) that are at that time outstanding, exceed (i) in the event such Liens incurred under this clause (t) are subordinated to the Liens securing the Obligations on terms acceptable to the Agent and the Required Lenders, $15,000,000 or (ii) otherwise, $1,000,000;

(u)Liens on non-Collateral assets in an aggregate amount not to exceed $5,000,000;

(v)[reserved];

(w)non-consensual Liens (not incurred in connection with borrowed money) on equipment of any of the Borrowers or any of their Subsidiaries not exceeding $5,000,000 in value and granted in the ordinary course of business to any client of a Borrower or such Subsidiary at which such equipment is located;

(x)Liens securing obligations in respect of Debt incurred pursuant to the clause (u) of the definition of “Permitted Debt” so long as any such Liens shall be subordinated to the Liens securing the Obligations on terms acceptable to Agent;

(y)Liens securing obligations in respect of Debt incurred pursuant to clause (x) of the definition of “Permitted Debt” so long as any such Liens shall be subordinated to the Liens securing the Obligations on terms acceptable to Agent;

(z)Liens securing obligations in respect of Debt incurred pursuant to clause (p) of the definition of “Permitted Debt” so long as any such Liens do not extend to the property or assets of the Borrowers or any Subsidiary of the Borrowers other than a Subsidiary that is not a Borrower or a Guarantor;

(aa)Liens securing obligations in respect of Debt incurred pursuant to clause (q) of the definition of “Permitted Debt”;

(bb)licenses of intellectual property and software that are not material to the conduct of any of the business lines of the Borrowers or any Subsidiary of the Borrowers and the value of which does not constitute a material portion of the assets of the Borrowers and their respective Subsidiaries, taken as a whole, respectively, and such license does not materially interfere with the ordinary course of conduct of the business of the Borrowers or any of their Subsidiaries;

(cc)Liens that (i) are contractual rights of set-off (and related pledges) (a) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness or (b) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrowers or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (ii) relate to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrowers or any Subsidiary (a) in the ordinary course of business or (b) in connection with implementation of business optimization programs;

(dd)[reserved];

(ee)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code in effect in the State of New York or similar provisions in similar codes, statutes or laws in other jurisdictions on items in the course of collection, (ii) attaching to commodity trading accounts, other commodity brokerage accounts or securities incurred in the ordinary course of business, (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (iv) encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (v) in respect of Third Party Funds or (vi) in favor of credit card companies pursuant to agreements therewith;

(ff)any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrowers or any Subsidiary in the ordinary course of business;

(gg)Liens on the Collateral securing Junior Lien Obligations (subject to a junior lien intercreditor agreement in form and substance satisfactory to Agent) in an aggregate amount not to exceed the Threshold Amount; provided that the Obligations are secured on a senior priority basis to the obligations so secured until such time as such obligations are no longer secured by a Lien;

(hh)Liens to secure cash management services in the ordinary course of business; provided, that such Liens are not incurred in connection with, and do not secure, any borrowings or Indebtedness;

(ii)Liens granted by (i) each Exar Originator in favor of Exar SPV and (ii) Exar SPV to the Exar Buyer, in each case, in Receivables Assets, pursuant to the Exar Facility in effect as amended and restated by that certain Exar Facility Amendment; and

(jj)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Debt secured by any Lien referred to in clauses (f), (g), (h), (i), (k), (l), (m), (n), (o), (p), (q), (s), (t), (v), (x), (y), (z), (aa) and (gg) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (f), (g), (h), (i), (k), (l), (m), (n), (o), (p), (q), (s), (t), (v), (x), (y), (z), (aa) and (gg) of this definition at the time the original Lien became a Permitted Lien under this Agreement, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clauses (f), (i), (m), (n), (o), (s), (x), (y), (z) or (aa) of this definition, the principal amount of any Debt incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (f), (i), (m), (n), (o), (s), (x), (y), (z) or (aa) of this definition and not this clause (jj) of this definition for purposes of determining the principal amount of Debt outstanding under clause (f), (i), (m), (n), (o), (s), (x), (y), (z) or (aa) of this definition; provided, further, however, that any Lien securing any refinancing of any Debt secured by a Lien referred to in clause (gg) shall be a junior Lien (subject to a junior lien intercreditor agreement in form and substance satisfactory to Agent) and any Lien securing any refinancing of any Debt referenced to in clauses (s), (x) and (y) shall be subordinated to the Liens securing the Obligations on terms acceptable to Agent; provided, further, that Liens securing the Term Loan Agreement, the Exit Notes and the B. Riley Credit Agreement shall be subject to the ABL Intercreditor Agreement.

For purposes of determining compliance with Section 5.2, (i) a Lien need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (ii) in the event that a Lien meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens”, the Borrower Representative may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” and, in such event, such Lien will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred pursuant to any other clause or paragraph (or portion thereof) at such time. In addition, with respect to any revolving loan Debt or commitment to incur Debt that is designated to be incurred on any Deemed Date pursuant to clause (C) of the definition of “Permitted Debt”, any Lien that does or that shall secure such Debt may also be designated by the Borrower Representative or any Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for all purposes under this Agreement to be incurred on such prior date, including for purposes of calculating usage of any “Permitted Lien” (and any calculations on and after the Deemed Date until the termination of such commitments shall be made on a pro forma basis after giving effect to the deemed incurrence or issuance and related transactions in connection therewith).

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Borrowers, the payment of dividends on equity interests constituting Debt in the form of additional shares of equity interests of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (g) of the definition of “Debt.”

“Permitted Modifications” means (a) such amendments or other modifications to a Borrower’s or Subsidiary’s Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective, and (b) such amendments or modifications to a Borrower’s or Subsidiary’s Organizational Documents (other than those involving a change in the name of a Borrower or Subsidiary or involving a reorganization of a Borrower or Subsidiary under the laws of a different jurisdiction) that would not materially adversely affect the rights and interests of Agent or Lenders and fully disclosed to Agent within thirty (30) days after such amendments or modifications have become effective.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plan of Reorganization” means the Amended Joint Plan of Reorganization of DocuData Solutions, L.C. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, attached to the Confirmation Order as Exhibit A, and all exhibits, supplements, appendices, and schedules thereto, as may be altered, amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Pledged ULC Shares” means the equity interests which are shares in the capital stock of a ULC and which are mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) and the regulations thereunder; provided that if validity, perfection and effect of perfection and non-perfection and opposability of Agent’s Lien in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) of such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to facilities which are classified as “pre-opening expenses” (or any similar or equivalent caption) on the applicable financial statements of the Borrowers and their respective Subsidiaries for such period, prepared in accordance with GAAP.

“Pro Rata Share” means (a) [reserved], (b) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive the unused line fee described in Section 2.2(b), the Revolving Loan Commitment Percentage of such Lender, (c) with respect to a Lender’s right to receive payments of principal and interest with respect to Revolving Loans, such Lender’s Revolving Loan Exposure with respect thereto; and (d) for all other purposes (including, without limitation, the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (i) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings), by (ii) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings) of all Lenders.

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Public Reporting Entity” has the meaning specified therefor in Section 4.1.

“Receivables Assets” means accounts receivable (including any bills of exchange) from time to time originated, acquired or otherwise owned by the Exar Originators and all right, title and interests in and to (i) all security interests or liens securing payment of such accounts receivable, (ii) any obligations supporting such accounts receivable, including all guarantees, insurance and other agreements or arrangements supporting or securing payment of such accounts receivable, (iii) all books and records relating to such accounts receivables and the related obligor and (iv) all payments and collections with respect to, and other proceeds of, such accounts receivable.

“Reference Time” means approximately a time substantially consistent with market practice two (2) SOFR Business Days prior to the first day of each calendar month. If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.

“Register” has the meaning specified therefor in Section 11.17(a)(iii).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” means at any time Lenders holding (a) fifty percent (50%) or more of the Revolving Loan Commitment, or (b) if the Revolving Loan Commitment has been terminated, fifty percent (50%) or more of the then aggregate outstanding principal balance of the Loans.

“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or any other officer of the applicable Borrower acceptable to Agent.

“Restricted Cash” means cash and Cash Equivalents held by Subsidiaries of the Borrowers that would appear as “restricted” on a consolidated balance sheet of the Borrowers or any of their respective Subsidiaries.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person, or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower (other than (i) payments of salaries to individuals, (ii) directors fees, and (iii) advances and reimbursements to employees or directors, all in the Ordinary Course of Business), an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of a Borrower, or (e) repayments of or debt service on Subordinated Debt (other than the B. Riley Credit Agreement and Debt permitted under clauses (v) and (w) of the definition of “Permitted Debt”) unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness and voluntary prepayments of the Term Loans or the Exit Notes.

“Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of $0 (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of $0).

“Revolving Loan Availability” means, at any time, the Revolving Loan Limit minus the Revolving Loan Outstandings.

“Revolving Loan Borrowing” means a borrowing of a Revolving Loan.

“Revolving Loan Commitment” means, as of any date of determination, the aggregate Revolving Loan Commitment Amounts of all Lenders as of such date.

“Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount on the Commitment Annex for the Revolving Loan Commitment Amount for such Lender shall be deemed to be $0), as such amount may be adjusted from time to time by (a) any amounts assigned (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party, and (b) any Additional Tranche(s) activated by Borrowers. For the avoidance of doubt, the aggregate Revolving Loan Commitment Amount of all Lenders on the Closing Date shall be $150,000,000 and if the Additional Tranche is fully activated by Borrowers pursuant to the terms of the Agreement such amount shall increase to $175,000,000.

“Revolving Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the Revolving Loan Commitment on such date.

“Revolving Loan Exposure” means, with respect to any Lender on any date of determination, the percentage equal to the amount of such Lender’s Revolving Loan Outstandings on such date divided by the aggregate Revolving Loan Outstandings of all Lenders on such date.

“Revolving Loan Limit” means, at any time, (a) the lesser of (~~a~~i) the Revolving Loan Commitment and (~~b~~ii) the Borrowing Base, minus (b) the Availability Block.

“Revolving Loan Outstandings” means, at any time of calculation, (a) the then existing aggregate outstanding principal amount of Revolving Loans, and (b) when used with reference to any single Lender, the then existing outstanding principal amount of Revolving Loans advanced by such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a).

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Effective Date” means January 21, 2026.

“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC or in the STA, as applicable), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Borrower.

“Securities Account Control Agreement” means an agreement, in form and substance satisfactory to Agent, among Agent, any applicable Borrower and each securities intermediary in which such Borrower maintains a Securities Account pursuant to which Agent shall obtain “control” (as defined in Article 9 of the UCC or in the STA, as applicable) over such Securities Account.

“Security Document” means this Agreement, the Canadian Security Agreement, any Control Agreements and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Secured Leverage Calculation Date” has the meaning assigned in the “Senior Secured Leverage Ratio” definition.

“Senior Secured Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Subsidiaries constituting Obligations hereunder, Notes Obligations (as defined in the Exit Notes Indenture), Obligations (as defined in the Term Loan Credit Agreement) and obligations under the B. Riley Credit Agreement, in each case as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Subsidiaries and held by such Person and its Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which financial statements have been delivered to Agent immediately preceding such date on which such additional Debt is incurred. In the event that the Borrowers or any Subsidiary incurs, repays, repurchases or redeems any Debt subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured Leverage Ratio is made (the “Senior Secured Leverage Calculation Date”), then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of customary disqualified equity interests or preferred stock as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations that the Borrowers or any Subsidiary has made during the four-quarter reference period (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Borrowers or any Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project ~~of~~or initiative, New Project, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project ~~of~~or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower Representative. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrowers as set forth in an Responsible Officer’s certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings that would have resulted if such operating expense reductions and other operating improvements, synergies or cost savings had occurred on the first day of the four-quarter reference period (including, to the extent applicable, the Transactions); provided, that for all purposes of determining EBITDA hereunder all adjustments and exclusions (to the extent such adjustment or exclusion is effected pursuant to the definition of EBITDA) shall not be more than the amount of applicable adjustments or exclusions permitted pursuant to the applicable provision(s) of the definitions of EBITDA and/or Consolidated Net Income, as the case may be for the most recently ended twelve month period (calculated prior to giving effect to such capped adjustments and exclusions (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)); provided, that the limitations set forth in the immediately preceding proviso shall not apply to any operating expense reductions, other operating improvements or synergies and adjustments resulting from the Transactions, and information and calculations supporting them in reasonable detail.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the Senior Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Debt if such Swap Contract has a remaining term in excess of 12 months). Interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrowers to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrowers may designate.

For purposes of making the computation referred to above, in giving effect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during such period, the operating results of such New Project shall be annualized on a straight-line basis during such period, taking into account any seasonality adjustments determined by the Borrowers in good faith.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Borrowers within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Agent in its reasonable discretion).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.

“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Interest Rate” means, with respect to each day during which interest accrues on a Loan, the rate per annum (expressed as a percentage) equal to (a) Term SOFR for the applicable Interest Period for such day; or (b) if the then-current Benchmark has been replaced with a Benchmark Replacement pursuant to Section 2.2(n), such Benchmark Replacement for such day. Notwithstanding the foregoing, the SOFR Interest Rate shall not at any time be less the Floor.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due and (d) with respect to any Canadian Credit party as of the date any Accounts of such Canadian Credit Party are initially included on any Borrowing Base Certificate, such Person is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

“Specified Default” shall mean an Event of Default arising under Section 10.1(a), 10.1(c) (solely as a result of any material misrepresentation in any Borrowing Base Certificate), Section 10.1(b) (solely as a result of a default in the due observance or performance of Section 2.11, Section 4.13, Section 6.1, Section 6.2, Section 4.1(m), or Section 5.14), Section 10. 1(e), Section 10.1(f) or Section 10.1(p).

“Spot Rate” means, on any date, as determined by Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for Dollars at approximately 11:00 a.m., New York City time, on such date; provided, that if, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available services for displaying exchange rates as may be reasonably selected by Agent, or, in the event no such service is selected, such spot selling rate shall instead be the rate reasonably determined by Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m., New York City time, on the applicable date for the purchase of the relevant currency for delivery two Business Days later; provided, that, Agent may obtain such spot rate from another financial institution designated by Agent if Agent does not have a spot rate for any such currency as of the date of determination.

“STA” means the Securities Transfer Act, 2006 (Ontario) or, to the extent applicable, similar legislation of any other Canadian jurisdiction, as amended from time to time.

“Subordinated Debt” means any Debt of Borrowers incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion. For the avoidance of doubt, neither the Debt under the Term Loan Agreement nor the Exit Notes shall constitute Subordinated Debt solely by virtue of their respective junior lien priority with respect to the ABL Priority Collateral.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion.

“Subordinated Obligations” has the meaning specified therefor in Section 12.7.

“Subordination Agreement” means any agreement between Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership, limited liability company or unlimited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supermajority Lenders” means at any time Lenders holding (a) sixty-six and two thirds percent (66 2/3%) or more of the Revolving Loan Commitment, or (b) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the then aggregate outstanding principal balance of the Loans.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by Borrower to provide protection against fluctuations in interest or currency exchange rates, but only if Agent provides its prior written consent to the entry into such “swap agreement”.

“Tax Distributions” means any distributions described in clause (e) of the definition of “Permitted Distributions”.

“Tax Funding Agreement” means that certain Tax Funding Agreement, dated as of the date hereof, by and among the XBP Americas, LLC and each of its debtor affiliates, XBP Americas, LLC, in its capacity as agent, the Parent, ETI, GP 3XCV LLC and XCV-STS, LLC.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Agent” as defined in the ABL Intercreditor Agreement.

“Term Loan Agreement” means that certain Financing Agreement, dated as of the Closing Date, by and among XBP Americas, LLC, the Guarantors, Ankura Trust Company, LLC, as administrative agent and collateral agent, and the other financial institutions party thereto, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Term Loan Documents” means the collective reference to the Term Loan Agreement and any other document, agreement and instrument executed and/or delivered in connection therewith or relating thereto, together with any amendment, supplement, waiver, or other modification to any of the foregoing.

“Term Priority Collateral” has the meaning specified therefor in the ABL Intercreditor Agreement.

“Term SOFR” means the greater of (a) the forward-looking term rate for a period comparable to a one-month Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Interest Period plus 0.11448%, reset monthly, and (b) the Floor.

Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.2(n), in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to Term SOFR shall be deemed references to such Benchmark Replacement.

“Termination Date” means the earlier to occur of (a) the Commitment Expiry Date, (b)any date on which Agent accelerates the maturity of the Loans pursuant to Section 10.2, or (c) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.12; provided that, in each case, if such date is not a Business Day the Termination Date will be the next succeeding Business Day.

“Third Amendment Effective Date” means March 6, 2026.

“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Borrowers or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Borrowers or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Threshold Amount” means $3,000,000.

“Transaction Costs” has the meaning specified therefor in the definition of “Transactions.”

“Transactions” means each of the following transactions:

(a)the execution, delivery and performance of the Operative Documents;

(b)the borrowing of Revolving Loans on the Closing Date in an amount not less than $58,652,539.79;

(c)the execution, delivery and performance of the Term Loan Documents and the extensions of credit thereunder on the Closing Date;

(d)the execution, delivery and performance of the B. Riley Credit Agreement and the extensions of credit thereunder on the Closing Date;

(e)the transactions under or pursuant to or contemplated by the Plan of Reorganization, including the Restructuring Transactions (as defined in the Plan of Reorganization); and

(f)the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Trustee” means U.S. Bank Trust Company, National Association, as trustee under the Exit Notes Indenture.

“U.S. Tax Compliance Certificate” has the meaning specified therefor in Section 2.8(c)(i).

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“ULC” means any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“Unfinanced Capital Expenditures” means, for any period, the amount equal to Capital Expenditures which are not financed by the incurrence of any Indebtedness (except to the extent funded with the proceeds of the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

“United States” means the United States of America.

“Unsecured Cash Pool” has the meaning specified in the Plan of Reorganization.

“Weighted Average Life to Maturity” means, when applied to any Debt, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Debt multiplied by the amount of such payment, by (2) the sum of all such payments.

“Withholding Agent” means any Borrower or Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Borrower and its Consolidated Subsidiaries delivered to Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein.

Section 1.3Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. References to capitalized terms that are not defined herein, but are defined in the UCC or PPSA, shall have the meanings given them in the UCC or PPSA, as applicable. All references herein to times of day shall be references to daylight or standard time, as applicable. All references herein to a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or analogous term, will be construed to mean also a division of or by a limited liability company, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable. Any series of limited liability company shall be considered a separate Person.

Section 1.4Time is of the Essence. Time is of the essence in Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.

Section 1.5Exchange Rates.

(a)Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Financing Documents to Agent and the Lenders shall be payable in Dollars. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount of Dollars on the date of calculation, comparison, measurement or determination. Unless expressly provided otherwise, where a reference is made to a Dollar amount, the amount is to be considered as the amount in Dollars and, ~~therefore~~therefor, each other currency shall be converted into the Equivalent Amount thereof in Dollars. If at any time following one or more fluctuations in the exchange rate of any currency against the Dollar, the Revolving Loan Outstandings exceed the Revolving Loan Limit or any other limitations hereunder based on Dollars, the Credit Parties shall, not later than the next Business Day, make the necessary payments or repayments to reduce such Revolving Loan Outstandings to an amount necessary to eliminate such excess.

Section 1.6Quebec Interpretation. For purposes of the interpretation or construction of this Agreement pursuant to the laws of the Province of Quebec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Financing Document) and for all other purposes pursuant to which the interpretation or construction of any other Financing Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, a “reservation of ownership”, “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the PPSA or the UCC shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”, (p) “easement” shall be deemed to include “servitude”, (q) “priority” shall be deemed to include “prior claim” or “rank”, as applicable, (r) “survey” shall be deemed to include “certificate of location and plan”, (s) “fee simple title” and “fee title” shall be deemed to include “right of ownership”, (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (u) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (v) “lease” for personal or movable property shall be deemed to include a “contract of leasing (crédit-bail)”, (~~x~~w) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Québec, and (~~y~~x) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other Financing Document be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de credit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisages par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

ARTICLE 2 - LOANS

Section 2.1Loans.

(a)Revolving Loans.

(i)Revolving Loans and Borrowings. On the terms and subject to the conditions set forth herein, each Lender severally agrees to make loans to Borrowers from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrowers hereunder, provided, however, that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Borrowers shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing, such Notice of Borrowing to be delivered before 1:00 p.m. (Eastern time) two (2) Business Days prior to the date of such proposed borrowing. Each Borrower and each Revolving Lender hereby authorizes Agent to make Revolving Loans on behalf of Revolving Lenders, at any time in its sole discretion, to pay principal owing in respect of the Loans and interest, fees, expenses and other charges payable by any Credit Party from time to time arising under this Agreement or any other Financing Document. The Borrowing Base shall be determined by Agent based on the most recent Borrowing Base Certificate delivered to Agent in accordance with this Agreement and such other information as may be available to Agent. Without limiting any other rights and remedies of Agent hereunder or under the other Financing Documents, the Revolving Loans shall be subject to Agent’s continuing right to withhold from the Borrowing Base Eligibility Reserves, and to increase and decrease such

Eligibility Reserves from time to time, if and to the extent that in Agent’s Permitted Discretion, such Eligibility Reserves are necessary.

(ii)Mandatory Revolving Loan Repayments and Prepayments.

(A)The Revolving Loan Commitment shall terminate on the Termination Date. On such Termination Date, there shall become due, and Borrowers shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid Obligations pertaining thereto incurred to, but excluding the Termination Date; provided, however, that such payment is made not later than 12:00 Noon (Eastern time) on the Termination Date.

(B)If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit (including as a result of the imposition or increase of any Availability Block), then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans in an aggregate amount equal to such excess.

(C)Principal payable on account of Revolving Loans shall be payable by Borrowers to Agent (I) ~~during any Cash Dominion Period,~~ immediately upon the receipt by any Borrower or Agent of any payments on or proceeds from any of the Accounts, to the extent of such payments or proceeds, as further described in Section 2.11 below, and (II) in full on the Termination Date.

(iii)Optional Prepayments. Borrowers may from time to time prepay the Revolving Loans in whole or in part; provided, however, that any such partial prepayment shall be in an amount equal to $1,000,000 or a higher integral multiple of $250,000.

(b)Additional Tranches. After the Closing Date, so long as no Default or Event of Default exists and subject to the terms of this Agreement, with the prior written consent of Agent and the Required Lenders in their sole discretion, the Revolving Loan Commitment may be increased upon the written request of Borrower Representative (which such request shall state the aggregate amount of the Additional Tranche requested and shall be made at least thirty (30) days prior to the proposed effective date of such Additional Tranche) to Agent to activate an Additional Tranche; provided, however, that Agent and Lenders shall have no obligation to consent to any requested activation of an Additional Tranche and the written consent of Agent and the Required Lenders shall be required in order to activate an Additional Tranche. Upon activating an Additional Tranche, each Lender’s Revolving Loan Commitment shall increase by a proportionate amount so as to maintain the same Pro Rata Share of the Revolving Loan Commitment as such Lender held immediately prior to such activation. In the event Agent and the Required Lenders do not consent to the activation of a requested Additional Tranche within thirty (30) days after receiving a written request from Borrower Representative, then the Revolving Loan Commitment shall not be increased and, within the next ninety (90) days, Borrowers may terminate this Agreement upon written notice to Agent and, if the Borrowing Base on the date of such request would have supported such increased Revolving Loan Commitment, upon repayment in full of all Obligations, no fee shall be due pursuant to Section 2.2(g) or Section 2.2(h) in connection with such termination.

Section 2.2 Interest, Interest Calculations and Certain Fees.

(a)Interest.

(i)From and following the Closing Date, except as expressly set forth in this Agreement, Loans and the other Obligations shall bear interest at the sum of the SOFR Interest Rate plus the Applicable Margin. Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on all other Obligations shall be payable upon demand. For purposes of calculating interest, all funds transferred to the Payment Account for application to any Revolving Loans ~~during a Cash Dominion Period~~ shall be subject to a three (3) Business Day clearance period and all interest accruing on such funds during such clearance period shall accrue for the benefit of Agent, and not for the benefit of the Lenders.

(ii)In the event one or more of the following events (other than any such event constituting a Benchmark Transition Event) occurs with respect to Term SOFR: (a) a public statement or publication of information by or on behalf of the SOFR Administrator announcing that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; (b) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the SOFR Administrator, or a court or an entity with similar insolvency or resolution authority, which states that the SOFR Administrator has ceased or will cease to provide Term SOFR for a 1-month period permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR for a 1-month period; or (c) a public statement or publication of information by the regulatory supervisor for the SOFR Administrator announcing that Term SOFR for a 1-month period is no longer, or as of a specified future date will no longer be, representative and Agent has provided Borrower Representative with notice of the same, any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loan at the end of the applicable Interest Period.

(iii)In connection with Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document. Agent will promptly notify Borrower Representative and the Lenders of the effectiveness of any Conforming Changes.

(b)Unused Line Fee. From and following the Closing Date, Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month, multiplied by (ii) 0.50% per annum. Such fee is to be paid monthly in arrears on the first day of each month.

(c)Minimum Balance Fee. On the first Business Day of each month, commencing on September 2, 2025, the Borrowers agree to pay to Agent, for the ratable benefit of all Lenders, the sum of the Minimum Balance Fees due for the prior month. The Minimum Balance Fee shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.

(d)Collateral Fee. From and following the Closing Date, Borrowers shall pay Agent, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to $7,500 per month. The collateral management fee shall be deemed fully earned when due and payable in arrears on the last day of each calendar month prior to the Termination Date and on such date and, once paid, shall be non-refundable.

(e)Origination Fee. Contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) the Revolving Loan Commitment, multiplied by (ii) one percent (1.00%). All fees payable pursuant to this paragraph shall be non-refundable as of the Closing Date.

(f)Deferred Revolving Loan Origination Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount: (i) two percent (2.00%) if such prepayment or termination occurs on or prior to the date that is the first anniversary of the ~~Closing~~Third Amendment Effective Date, (ii) one percent (1.00%) if such termination occurs after the first anniversary of the ~~Closing~~Third Amendment Effective Date but on or prior to the date that is the second anniversary of the ~~Closing~~Third Amendment Effective Date, and (iii) zero percent (0.00%) if such termination occurs after the second anniversary of the

~~Closing~~Third Amendment Effective Date. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

(g)[Reserved].

(h)[Reserved].

(i)Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with any audits and inspections of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Agent shall deem appropriate; provided that Borrowers shall only be required to reimburse Agent for the costs of one (1) such audit or inspection per fiscal year (or, solely with respect to the 2026 fiscal year, two (2) such audits or inspections), unless a Specified Default has occurred and is continuing, in which case Agent may conduct and be fully reimbursed for any additional audits or inspections at its sole discretion. All such fees and expenses shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers.

(j)Wire Fees. Borrowers shall pay to Agent, for its own account and not for the account of any other Lenders, on written demand, fees for incoming and outgoing wires made for the account of Borrowers, such fees to be based on Agent’s then current wire fee schedule (available upon written request of the Borrowers).

(k)[Reserved].

(l)Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid under any Financing Document is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(m)Automated Clearing House Payments. If Agent so elects, monthly payments of principal, interest, fees, expenses or any other amounts due and owing from Borrower to Agent hereunder shall be paid to Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

(n)Benchmark Replacement Setting; Conforming Changes.

(i)Upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection thereto from Lenders comprising the Required Lenders. No such replacement will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document. Agent will promptly notify Borrower Representative and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes.

(ii)Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time, (a) if the then-current Benchmark is a term rate (including Term SOFR) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Agent will promptly notify Borrower

Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section.

(iii)Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.

(o)The following terms used in this Section 2.2(o) shall have the following meanings:

“Available Tenor” means, as of any date of determination with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” or similar term pursuant to Section 2.2(o).

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2(o).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(1)Daily Simple SOFR; or

(2)the sum of: (a) the alternate benchmark rate that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent in consultation with the Borrower Representative giving due consideration to any selection or recommendation by the Relevant Governmental Body, or any evolving or then-prevailing market convention at such time, for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such type of replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(o) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(o).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 2.3Notes. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Revolving Loan Commitment Amount. Upon activation of an Additional Tranche in accordance with Section 2.1(b) hereof, Borrowers shall deliver to each Lender to whom Borrowers previously delivered a Note, a restated Note evidencing such Lender’s Revolving Loan Commitment Amount.

Section 2.4[Reserved].

Section 2.5[Reserved].

Section 2.6General Provisions Regarding Payment; Loan Account.

(a)All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on such date, and any payments received in the

Payment Account at or after 12:00 Noon (Eastern time) on any date shall be deemed received by Agent on the next succeeding Business Day.

(b)Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless any Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

Section 2.7Maximum Interest. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of New York, the federal laws of Canada (including the Criminal Code (Canada)) or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8Taxes; Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality.

(a)All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction or withholding for any present or future Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law, and if any such withholding or deduction is in respect of any Indemnified Taxes, then the Borrowers shall pay such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required (including, without limitation, such withholdings and deductions applicable to additional amounts payable under this Section 2.8). After payment of any Tax by a Borrower to a Governmental Authority pursuant to this Section 2.8, such Borrower shall promptly forward to Agent the original or a certified copy of an official receipt, a copy of the return reporting such payment, or other documentation satisfactory to Agent evidencing such payment to such authority. In addition, Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(b)The Borrowers shall indemnify Agent and Lenders, within ten (10) days after demand thereof, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) payable or paid by Agent or any Lender or required to be withheld or deducted from a payment to Agent or any Lender and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Financing Document shall deliver to Borrower Representative and Agent, at the time or times prescribed by applicable Law or reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.8(c)(i), 2.8(c)(ii) and 2.8(e) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 11.17(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall, to the extent permitted by Law, execute and deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Financing Document, executed copies of United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Documents, executed copies of IRS Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of Form W-8ECI or W-8EXP (or successor form); (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Forms W-8BEN or W-8BEN-E (or successor form); (D) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8BEN or W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; or (E) other applicable forms, certificates or documents prescribed by the IRS. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Agent in writing of its legal inability to do so. In addition, to the extent permitted by applicable Law, such forms shall be delivered by each Foreign Lender upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify Borrower Representative at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower Representative (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(ii)Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 11.17(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall, to the extent permitted by Law, provide to Borrower Representative and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), a properly completed and executed IRS Form W-9 or any successor form certifying as to such Lender’s entitlement to an exemption from U.S. backup withholding and other applicable forms, certificates or documents prescribed by the IRS or reasonably requested by Borrower Representative or Agent. Each such Lender shall promptly notify Borrowers at any time it determines that any certificate previously delivered to Borrower Representative (or any other form of certification adopted by the U.S. governmental authorities for such purposes) is no longer valid.

(iii)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or Agent to determine the withholding or deduction required to be made.

(iv)Agent, and any sub-agent and any successor or supplemental Agent, shall deliver to the Borrowers on or prior to the date on which such person becomes Agent, sub-agent or successor or supplemental Agent hereunder (and from time to time thereafter upon the reasonable request of a Borrower), a properly completed and executed IRS Form W-9. Agent and any sub-agent and successor or supplemental Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the

Borrowers in writing of its legal inability to do so. Agent hereby represents and warrants to the Credit Parties that it is a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii).

(d)If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), then it shall promptly pay an amount equal to such refund to Borrowers, net of all reasonable out-of-pocket expenses of such Lender or of Agent with respect thereto, including any Taxes; provided, however, that Borrowers, upon the written request of such Lender or Agent, agree to repay any amount paid over to Borrowers to such Lender or to Agent (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or Agent is required, for any reason, to disgorge or otherwise repay such refund. Notwithstanding anything to the contrary in this Section 2.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.8(d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e)If a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.17 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes

attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this paragraph (f).

(g)If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(h)If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes,

Connection Income Taxes and Taxes covered in (b) through (d) in the definition of Excluded Taxes); or (iii) impose on any Lender any other condition, cost or expense (other than a Tax) affecting this Agreement or SOFR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(i)If any Lender requests compensation under any of the clauses in this Section 2.8), or requires Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 11.17) to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender (as determined in its sole good faith discretion). Without limitation of the provisions of Section 12.14, each Borrower hereby agrees to pay all reasonable and documented, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(j)Subject to Section 2.2(n), if Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, Agent will promptly so notify the Borrowers and each Lender. Upon notice thereof by Agent to Borrowers, any obligation of the Lenders to make SOFR Loans shall be suspended until Agent revokes such notice. Upon receipt of such notice, any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to this Agreement.

(k)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon Term SOFR, then, upon notice thereof by such Lender to Borrowers (through Agent), any obligation of such Lender to make SOFR Loans shall be suspended, in each case until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, all SOFR Loans shall become Base Rate Loans. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to this Agreement.

(l)Each party’s obligations under this Section 2.8 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.

Section 2.9Appointment of Borrower Representative.

(a)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing, and Borrowing Base Certificates, give instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Financing Documents. Agent and Lenders may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b)Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.9. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower shall be remitted or issued to or for the account of such Borrower.

(c)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Documents.

(d)Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.

(e)No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the retiring Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Financing Documents, and the retiring or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

Section 2.10Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.

(a)Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

(b)Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance, fraudulent transfer or transfer at undervalue under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, province, territory, nation or other governmental unit, as in effect from time to time.

(c)Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all guarantor and surety defenses being hereby waived by each Borrower. Without limitations of the foregoing, with respect to the Obligations, each Borrower hereby makes and adopts each of the agreements and waivers set forth in the Guarantee set forth under Section 12 hereof. Except as specifically provided in this Agreement or any of the other Financing Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of the other Borrower.

(d)Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under any Debtor Relief Law, or any similar proceeding, by or against any Credit Party or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar provision of any Debtor Relief Laws); (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code (or any similar provision of any Debtor Relief Laws); (vi) the disallowance, under Section 502 of the Bankruptcy Code (or any similar provision of any Debtor Relief Laws), of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

(e)The Borrowers hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided, further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property. The right of each Borrower to receive any contribution under this Section 2.10(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been indefeasibly paid and satisfied in full, and no Borrower shall exercise any right or remedy with respect to this Section 2.10(e) until the Obligations have been indefeasibly paid and satisfied in full. As used in this Section 2.10(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.10(e), the term “Deficiency Amount” means any amount that is less than the entire amount a Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to $0 through contributions and reimbursements made under the terms of this Section 2.10(e) or otherwise.

(f)Notwithstanding any other provision contained herein or in any other Financing Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person’s Obligations (and the Obligations of each other Canadian Credit Party or any other applicable Credit Party), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.

Section 2.11Collections and Lockbox Account.

(a)Credit Parties shall maintain a lockbox or other acceptable deposit accounts used solely for the purpose of collection of receivables (individually and collectively, the “Lockbox”) with (a) PNC Bank from the Closing Date through and including January 31, 2026, (b) JPMorgan Chase Bank, N.A., as of the Second

Amendment Effective Date, or (c) another United States depository institution (or, in the case of a Canadian Credit Party, another Canadian depository institution) designated from time to time by Agent (the “Lockbox Bank”), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Control Agreement and such other agreements related to such Lockbox as Agent may require. Borrowers shall ensure that all collections of Accounts are paid directly from Account Debtors (i) into the Lockbox for deposit into the Lockbox Account and/or (ii) directly into the Lockbox Account; provided, however, unless Agent shall otherwise direct by written notice to Borrowers, Borrowers shall be permitted to cause Account Debtors who are individuals to pay Accounts directly to Borrowers, which Borrowers shall then administer and apply in the manner required below. ~~During any Cash Dominion Period, all~~All funds deposited into a Lockbox Account shall be transferred into the Payment Account by the close of each Business Day.

(b)Upon three (3) Business Days’ prior written request, Borrower Representative may request that the Agent release any funds in a Cash Collateral Account so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such release will not result in the Revolving Loan Outstandings exceeding the Revolving Loan Limit and (c) concurrent with such written request, Borrower Representative provides to the Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer as of the date of such written request giving pro forma effect to such release of funds.

(c)Notwithstanding anything in any lockbox agreement or Control Agreement to the contrary, Borrowers agree that they shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank in connection with the Lockbox, the Lockbox Account, and that Agent shall have no liability therefor. Borrowers hereby indemnify and agree to hold Agent harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys’ fees and expenses, arising from or relating to actions of Agent or the Lockbox Bank pursuant to this Section or any lockbox agreement or Control Agreement or similar agreement, except to the extent of such losses arising solely from Agent’s gross negligence or willful misconduct.

(d)~~During any Cash Dominion Period,~~ Agent shall immediately apply, on a daily basis, all funds transferred into the Payment Account pursuant to this Section to reduce the outstanding Revolving Loans in such order of application as Agent shall elect. If as the result of collections of Accounts pursuant to the terms and conditions of this Section, a credit balance exists with respect to the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but Agent shall transfer such funds into an account designated by Borrower Representative for so long as no Event of Default exists. ~~Agent shall exercise its commercially reasonable efforts to rescind cash dominion promptly after the occurrence of a Cash Dominion Termination.~~

(e)To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox or Lockbox Account but are received by any Borrower, such collections shall be held in trust for the benefit of Agent pursuant to an express trust created hereby and immediately remitted, in the form received, to applicable Lockbox or Lockbox Account. No such funds received by any Borrower shall be commingled with other funds of the Borrowers.

(f)Borrowers acknowledge and agree that compliance with the terms of this Section is essential, and that Agent and Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if any Borrower, through acts or omissions, causes or permits Account Debtors to send payments other than to the Lockbox or Lockbox Accounts or if any Borrower fails to promptly deposit collections of Accounts or proceeds of other Collateral in the Lockbox Account as herein required. Accordingly, in addition to all other rights and remedies of Agent and Lenders hereunder, Agent shall have the right to seek specific performance of the Borrowers’ obligations under this Section, and any other equitable relief as Agent may deem necessary or appropriate, and Borrowers waive any requirement for the posting of a bond in connection with such equitable relief.

(g)Borrowers shall not, and Borrowers shall not suffer or permit any Credit Party to, (i) withdraw any amounts from any Lockbox Account ~~during any Cash Dominion Period~~, (ii) change the procedures or sweep instructions under the agreements governing any Lockbox Accounts, or (iii) send to or deposit in any Lockbox Account any funds other than payments made with respect to and proceeds of Accounts or other Collateral. Borrowers shall, and shall cause each Credit Party to, cooperate with Agent in the identification and reconciliation on a daily basis of all amounts received in or required to be deposited into the Lockbox Accounts. In addition, if any such amount cannot be identified or reconciled to the reasonable satisfaction of Agent, Agent may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers’ expense (which in the case of Agent’s own staff shall be in accordance with Agent’s then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount.

(h)~~During any Cash Dominion Period, if~~If any Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrowers, may, by the signature or other act of any of Agent’s authorized representatives (without requiring any of them to do so), direct any Account Debtor to pay proceeds of the Collateral to Borrowers by directing payment to the Lockbox Account.

Section 2.12Termination; Restriction on Termination.

(a)Termination by Lenders. In addition to the rights set forth in Section 10.2, Agent may, and at the direction of Required Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

(b)Termination by Borrowers. Upon at least thirty (30) days’ prior written notice to Agent and Lenders, Borrowers may, at its option, terminate this

Agreement. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

(c)Effectiveness of Termination. All of the Obligations shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Financing Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.2(f). Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Credit Party hereby represents and warrants to Agent and each Lender that (after giving effect to the Transactions):

Section 3.1Existence and Power. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (a) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a)(i) any Law applicable to any Credit Party or (ii) any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to clause (a)(i) or clause (b), reasonably be expected to have a Material Adverse Effect.

Section 3.3Binding Effect. Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4Capitalization. The authorized equity securities of each of the Credit Parties as of the Closing Date are as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

Section 3.5Financial Information.All information delivered to Agent and pertaining to the financial condition of any Credit Party fairly presents the financial position of such Credit Party as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). Since the Petition Date, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party.

Section 3.6Litigation. Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Agent in writing, there is no Litigation pending against, or to such Credit Party’s knowledge threatened against or affecting, any Credit Party or, to such Credit Party’s knowledge, any party to any Operative Document other than a Credit Party. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

Section 3.7Ownership of Property. Each Credit Party and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) material to its business and purported or reported to be owned or leased (as the case may be) by such Person.

Section 3.8 No Default. No Event of Default, or to such Credit Party’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.9Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Credit Party’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.10 Regulated Entities. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11 Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12Compliance With Laws; Anti-Terrorism Laws.

(a)Each Credit Party is in compliance with the requirements of all applicable Laws, except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

(b)None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law or any Canadian Economic Sanctions and Export Control Laws.

(c)The representations and warranties in Section 3.12 shall not apply to any Canadian Credit Party, or to any director, officer, agent or employee of such Party, to the extent that they would result in a violation of or conflict with the Foreign Extraterritorial Measures (United States) Order, 1992.

Section 3.13Taxes. (i) All Tax returns and other reports required by applicable law to be filed by any Credit Party have been timely filed and (ii) all Taxes imposed upon any Credit Party or any property of any Credit Party which have become due and payable on or prior to the date hereof have been paid, except (A) for those Taxes which will be treated as general unsecured claims in accordance with the Plan of Reorganization and paid in accordance with the Plan of Reorganization, and (B) Taxes subject to a Permitted Contest.

Section 3.14 Compliance with ERISA.

(a)Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Credit Party and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15 Consummation of Operative Documents; Brokers. Except for fees payable to Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith.

Section 3.16 Related Transactions. All transactions contemplated by the Operative Documents to be consummated on or prior to the date hereof have been so consummated (including, without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable Law, except for such Laws the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 3.17 Material Contracts. Except for the agreements set forth on Schedule 3.17(a), as of the Closing Date there are no Material Contracts. Schedule 3.17(b) sets forth, with respect to each real estate lease agreement to which any Credit Party is a party (as a lessee) as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party), except any such termination which would not reasonably be expected to have a Material Adverse Effect.

Section 3.18Compliance with Environmental Requirements; No Hazardous Materials. Except in each case as set forth on Schedule 3.18:

(a)no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Credit Party’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b)no property now owned or leased by any Credit Party and, to the knowledge of each Credit Party, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Credit Party’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Credit Party, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

(c)For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

Section 3.19Intellectual Property. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Closing Date which is issued, registered or pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which any Credit Party is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 3.19. Such Schedule 3.19 indicates in each case whether such registered Intellectual Property (or application therefor) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefor), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability to such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 3.19, the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by such Credit Party, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement. All registered Intellectual Property of each Credit Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Credit Party is party to, nor bound by, any material license or other agreement with respect to which any Credit Party is the licensee that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement or other property. To such Credit Party’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

Section 3.20Solvency. As of (a) the Closing Date, the Borrower and each other Credit Party is (on a consolidated basis), and immediately after giving effect to the Transactions to occur on the Closing Date, is Solvent and (b) the date any Accounts of a Canadian Credit Party are initially included on any Borrowing Base Certificate, such Canadian Credit Party is, on a stand-alone basis, not an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada).

Section 3.21Full Disclosure. None of the written information (financial or otherwise) (other than any projections, budgets, pro forma financial statements, estimates and other forward-looking information (collectively, “Projections”), information of a general economic nature and third party reports and memoranda) concerning the Credit Parties, their Subsidiaries and the transactions contemplated hereby furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, when furnished and taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made (in each case, after giving effect to all supplements and updates thereto from time to time). All Projections delivered to Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of the assumptions stated therein and such assumptions are believed by such Borrower to be fair and reasonable as of the date furnished in light of current business conditions; provided, however, that Borrowers can give no assurance that such Projections will be attained, such Projections are subject to significant uncertainties and contingencies many of which are beyond the Borrowers’ control, and actual results may vary materially.

Section 3.22Canadian Pension Plans. All obligations of the Credit Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with any Canadian Pension Plan and the funding agreements relating thereto have been performed on a timely basis. All contributions or premiums required to be made or paid by the Credit Parties to any Canadian Pension Plan have been made on a timely basis in accordance with the terms of such plans and all applicable laws. No event has occurred which could cause the loss of registered status of any Canadian Pension Plan.No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Credit Party nor any of its Subsidiaries has any withdrawal liability in connection with a Canadian Pension Plan which could reasonably be expected to have a Material Adverse Effect. No Lien has arisen, choate or inchoate, in respect of any Credit Party or its Subsidiaries or its or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due). No Credit Party contributes to, sponsors or maintains, or has contributed to, sponsored or maintained (in the last 5 years), a Canadian Defined Benefit Plan. No Canadian Pension Event has occurred or is reasonably likely to occur.

Section 3.23Subsidiaries. Credit Parties do not own any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.

Section 3.24[Reserved].

Section 3.25Borrowing Base Collateral. As to each Account that is identified by the Credit Parties as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such

Account is, (i) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the Ordinary Course of Business of the applicable Credit Party, (ii) owed to the applicable Credit Party without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Billed Account, Eligible ~~Exar Billed Account, Eligible Unbilled Account, Eligible Exar~~ Unbilled Account, or Eligible Investment Grade Billed Account, as the case may be.

ARTICLE 4 - AFFIRMATIVE COVENANTS

Each Credit Party agrees that, so long as any Credit Exposure exists:

Section 4.1Financial Statements and Other Reports. The Borrower Representative shall deliver to Agent, on behalf of itself and each other Credit Party:

(a)as soon as available, but no later than (i) thirty (30) days after the last day of each calendar month (other than the last month of any fiscal quarter) and (ii) forty-five (45) days after the last day of each of March, June, September and December, a company prepared consolidated balance sheet, cash flow and income statement (including year-to-date results), in each case covering the Borrower Representative’s and its Consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP, consistently applied, setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year and the projected figures for such period based upon the projections required hereunder, all in reasonable detail, certified by a Responsible Officer and in a form acceptable to Agent; provided that solely for the period commencing as of the Closing Date through and including December 31, 2025, the cash flow statements may be delivered quarterly;

(b)together with the financial reporting package described in (a) above, evidence of payment and satisfaction of all payroll, withholding and similar taxes due and owing by the Credit Parties with respect to the payroll period(s) occurring during such month;

(c)(x) prior to any initial public offering with respect to Borrower’s equity interests as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion (except for a qualification solely related to a going concern or with respect to any Debt which matures within twelve months from the time such opinion is delivered) or (y) following any such initial public offering, within fifteen (15) days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports of the Public Reporting Entity for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Public Reporting

Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(d)within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to the Borrower Representative’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by a Credit Party with any stock exchange on which any securities of any Credit Party are traded and/or the SEC;

(e)a prompt written notice of any legal actions pending against any Credit Party or any Subsidiaries thereof that could reasonably be expected to result in damages or costs to any Credit Party or any of Subsidiaries thereof equal to or in excess of $10,000,000 or may be reasonably expected to result in a Material Adverse Effect;

(f)prompt written notice of an event that materially and adversely affects the value of any material Intellectual Property owned by a Credit Party;

(g)promptly after the same become available, copies of any amendments, waivers or other modifications of or relating to the Term Loan Facility;

(h)budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Credit Parties, their business and the Collateral as Agent may from time to time reasonably request;

(i)along with the monthly reports delivered pursuant to Section 4.1(a) above, evidence reasonably satisfactory to Agent of each Credit Party’s compliance with any payment plan or arrangement with any taxing authority with respect to Priority Tax Claims (as defined in the Plan of Reorganization), including copies of payment confirmations, material correspondence with taxing authorities and a schedule of outstanding Priority Tax Claims;

(j)as soon as available, but no later than five (5) days after the last day of each fiscal quarter, an updated Schedule 1.1 identifying the credit ratings of Investment Grade Account Debtors used in determination of Eligible Investment Grade Billed Accounts, in form and substance reasonably satisfactory to Agent;

(k)together with the delivery of the monthly financial statements described in clause (a) above, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement, including the Fixed Charge Coverage Ratio calculation and, during the Availability Block Period, whether an Availability Block is in effect and the amount thereof;

(l)promptly upon their becoming available, copies of all Swap Contracts and Material Contracts, in each case that are required to be publicly filed; and

(m)(i) as soon as available, but in any event no later than the second (2nd) Business Day of each week, a new “roll-forward” Borrowing Base Certificate (or,

at Borrower’s option, a complete Borrowing Base Certificate), (ii) within twenty (20) days after the last day of each month, in arrears, a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date)~~; provided that Borrower shall deliver such Borrowing Base Certificates as soon as available, but in any event no later than the second (2nd) Business Day of each week, in arrears, following the occurrence and during the continuance of a Cash Dominion Period; and provided, further, that Borrower shall deliver~~ , and (iii) concurrently with any Notice of Borrowing, a new “roll-forward” Borrowing Base Certificate as required pursuant to Exhibit D (or, at Borrower’s option, a complete Borrowing Base Certificate) ~~concurrently with any Notice of Borrowing~~.

At the option of the Borrowers, the Borrowers may make available to Agent and such requesting Lenders the information required to be provided pursuant to clause (c) of the immediately preceding paragraph by posting such information to its website (or the website of any of the Borrower Representative’s parent companies, including the Public Reporting Entity) on IntraLinks or any comparable online data system or website to which each Lender and Agent have access; provided, that the Borrower Representative shall notify (which may be by electronic mail) Agent of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. If at any time the Borrowers or any direct or indirect parent of the Borrowers has made a good faith determination to file a registration statement with the SEC with respect to an initial public offering of such entity’s equity interests, the Borrowers will not be required to disclose any information or take any actions that, in the good faith view of the Borrowers would violate the securities laws or the SEC’s “gun jumping” rules.

Notwithstanding the foregoing, (A) neither the Credit Parties nor another Public Reporting Entity will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (B) such reports will not be required to contain financial information required by Rule 3- 09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K and (C) such reports shall not be required to present compensation or beneficial ownership information.

The financial statements, information and other documents required to be provided as described in clause (c) of the first paragraph of this Section 4.1 may be those of (i) the Borrower Representative and its Subsidiaries (on a combined basis) or (ii) any direct or indirect parent of all of the Credit Parties (any such entity, a “Public Reporting Entity”); provided, that, if the financial information so delivered relates to such direct or indirect parent of the Credit Parties the same is accompanied by consolidating financial statements (including statements of cash flows) that explain in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower Representative and its Subsidiaries on a standalone basis, on the other hand, for the applicable period. Notwithstanding any of the foregoing herein, to the extent any of the Credit Parties’ parent companies is subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act, such information described in this paragraph shall be included in the Form 10-K reports of the Public Reporting Entity described in clause (c) of the first paragraph of this Section 4.1 filed with the SEC.

Notwithstanding the foregoing, the Credit Parties will be deemed to have delivered such reports and information referred to in this Section 4.1 to the Lenders and Agent for all purposes of this Agreement if the Credit Parties or another Public Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system), and such reports are publicly available. In addition, except as required by the last sentence of the immediately preceding paragraph, the requirements of this Section 4.1 shall be deemed satisfied and the Credit Parties will be deemed to have delivered such reports and information referred to this Section 4.1 to Agent, holders, prospective investors, market makers and securities analysts for all purposes of this Agreement by the posting of reports and information that would be required to be provided on the Borrower’s website (or that of any of the Credit Parties’ parent companies, including the Public Reporting Entity). Agent shall have no obligation to monitor whether the Credit Parties post such reports, information and documents on the Borrower’s website (or that of any of the Credit Parties’ parent companies, including the Public Reporting Entity) or the SEC’s EDGAR service, or collect or re-post any such information from any Credit Party (or any of the Credit Parties’ parent companies) website or the SEC’s EDGAR service.

Section 4.2 Payment and Performance of Obligations. Each Credit Party (a) will pay and discharge, and cause each Subsidiary to pay and discharge, on a timely basis as and when due, in accordance with Applicable Law, all of their respective obligations and liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest or (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) without limiting anything contained in the foregoing clause (a), pay all amounts due and owing in respect of Taxes (including without limitation, payroll and withholdings tax liabilities) on a timely basis as and when due, and in any case prior to the date on which any material fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except (i) for those Taxes which will be treated as general unsecured claims in accordance with the Plan of Reorganization or otherwise satisfied in accordance with the Plan of Reorganization (provided, that, for the avoidance of doubt, the Credit Parties shall pay Taxes to the extent required under and in accordance with the Plan of Reorganization), and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, (c) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (d) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Maintenance of Existence. Each Credit Party will preserve, renew and maintain in full force and effect and in good standing under the laws of its jurisdiction of organization, and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing under the laws of its jurisdiction of organization, their respective existence and (except in the case failure to do so could not reasonably be expected to have a Material

Adverse Effect except solely with respect to any jurisdiction other than the jurisdiction of organization of such Credit Party or Subsidiary) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 4.4Maintenance of Property; Insurance.

(a)Each Credit Party will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. If all or any part of the Collateral useful or necessary in its business, or upon which any Borrowing Base is calculated, becomes damaged or destroyed, each Credit Party will, and will cause each Subsidiary to, promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner (except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect), regardless of whether Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

(b)Upon completion of any Permitted Contest, Credit Parties shall, and will cause each Subsidiary to, promptly pay the amount due, if any, and deliver to Agent proof of the completion of the contest and payment of the amount due, if any (except in each case to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect), following which Agent shall return the security, if any, deposited with Agent pursuant to the definition of Permitted Contest.

(c)Each Credit Party will maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood, windstorm and quake), covering the repair and replacement cost of all such property and coverage, business interruption and rent loss coverages with extended period of indemnity (for the period required by Agent from time to time) and indemnity for extra expense, in each case without application of coinsurance and with agreed amount endorsements, (ii) general and professional liability insurance (including products/completed operations liability coverage), and (iii) such other insurance coverage in such amounts and with respect to such risks as Agent may request from time to time, pursuant to the Insurance Requirements attached hereto as Schedule 4.4; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document). All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

(d)On or prior to the Closing Date (subject to Section 7.4), and at all times thereafter, each Credit Party will cause Agent to be named as an additional insured, assignee and lender loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and substance acceptable to Agent. Credit Parties shall deliver to Agent and the Lenders (i) on the Closing Date (subject to

Section 7.4), a certificate from Credit Parties’ insurance broker dated such date showing the amount of coverage as of such date, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) upon the request of any Lender through Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Credit Party, and (v) at least 60 days prior to expiration of any policy of insurance, evidence of renewal of such insurance upon the terms and conditions herein required.

(e)In the event any Credit Party fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Credit Party’s expense to protect Agent’s interests in the Collateral. This insurance may, but need not, protect such Credit Party’s interests. The coverage purchased by Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Credit Parties will be responsible for the costs of that insurance to the fullest extent provided by law, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

Section 4.5Compliance with Laws and Material Contracts. Each Credit Party will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 4.6Inspection of Property, Books and Records. Each Credit Party will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the applicable Credit Party or any applicable Subsidiary, representatives of Agent and of any Lender to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Credit Parties and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of a Specified Default, Credit Parties shall not be required to reimburse Agent pursuant to this Section 4.6 more than one (1) time per fiscal year

(or, solely with respect to the 2026 fiscal year, two (2) times), and shall give the applicable Credit Party or any applicable Subsidiary commercially reasonable prior notice of such exercise, and subject to the aforesaid limitation absent a Specified Default, the Credit Parties shall be responsible for all documented fees, expenses and other costs pursuant to Section 2.2(i). At any time following the occurrence and during the continuance of a Specified Default, Agent may exercise its rights under this Section 4.6, without prior notice.

Section 4.7Use of Proceeds. Credit Parties shall use the proceeds of Revolving Loans solely for (a) transaction fees incurred in connection with the Financing Documents and the refinancing on the Closing Date of Debt, (b) for working capital and general corporate needs of Borrowers and their Subsidiaries and (c) to effect the Transactions in accordance with the Plan of Reorganization, to make payments and distributions under the Plan of Reorganization, and to pay the Transaction Costs. No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.

Section 4.8Notices of Litigation and Defaults. Credit Parties will give prompt written notice to Agent (a) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or any other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party or which in any manner calls into question the validity or enforceability of any Financing Document, (b) upon any Credit Party becoming aware of the existence of any Default or Event of Default, (c)if any Credit Party is in breach or default under or with respect to any Material Contract, or if any Credit Party is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect, (d) of any strikes or other labor disputes pending or, to any Credit Party’s knowledge, threatened against any Credit Party, (e) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Credit Party, or if there is any claim by any other Person that any Credit Party in the conduct of its business is infringing on the Intellectual Property Rights of others, which in any such case could reasonably be expected to have a Material Adverse Effect, (f) the occurrence of any “default” or “event of default” under and as defined in the Term Loan Agreement, and (g) of all returns, recoveries, disputes and claims that involve more than the Threshold Amount. Each Credit Party represents and warrants that Schedule 4.9 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section and all litigation or governmental proceedings pending or threatened (in writing) against any Credit Party as of the Closing Date.

Section 4.9Hazardous Materials; Remediation.

(a)If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower or Credit Party will cause, or direct the applicable Subsidiary to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each other Subsidiary to, comply with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)Credit Parties will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

Section 4.10Further Assurances.

(a)Each Credit Party will, and will cause each Subsidiary to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens and to the ABL Intercreditor Agreement) in favor of Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof). Without limiting the generality of the foregoing, (x) Credit Parties shall, at the time of the delivery of any Compliance Certificate disclosing the acquisition by an Credit Party of any registered Intellectual Property or application for the registration of Intellectual Property, deliver to Agent a duly completed and executed supplement to the applicable Credit Party’s Patent Security Agreement or Trademark Security Agreement in the form of the respective Exhibit thereto, and (y) at the request of Agent, following the disclosure by Credit Parties on any Compliance Certificate of the acquisition by any Credit Party of any rights under a license as a licensee with respect to any registered Intellectual Property or application for the registration of any Intellectual Property owned by another Person, Credit Parties shall execute any documents requested by Agent to establish, create, preserve, protect and perfect a first priority lien in favor of Agent (subject only to Permitted Liens and to the ABL Intercreditor Agreement), to the extent legally possible, in such Credit Party’s rights under such license.

(b)Upon receipt of an affidavit of an authorized representative of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Credit Parties will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

(c)Upon the formation or acquisition of a new Subsidiary (other than an Excluded Subsidiary), Credit Parties shall, within ten (10) Business Days (or such later date as consented to by the Required Lenders in their sole discretion, which consent may be provided via electronic mail from (x) counsel to the Required Lenders or (y) Agent (in each case acting at the direction of the Required Lenders)) after such formation or acquisition, (i) pledge, have pledged or cause or have caused to be pledged to Agent (or to the Term Agent as bailee) pursuant to a pledge agreement in form and substance satisfactory to Agent, all of the outstanding shares of equity interests or other equity interests of such new Subsidiary owned directly or indirectly by any Credit Party, along with undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of Agent in order to grant Agent, acting on behalf of the Lenders, a first priority Lien on all real and personal property of such Subsidiary in existence as of such date and in all after acquired property (subject only to Permitted Liens and to the ABL Intercreditor Agreement), which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless Agent shall agree otherwise in writing, cause such new Subsidiary to become a Guarantor of the obligations of Credit Parties hereunder and under the other Financing Documents pursuant to a Guarantee Supplement; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorize the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by Agent, in each case, in form and substance satisfactory to Agent.

Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by this clause (c) above); provided, however, that (I) if the equity interests of a foreign Subsidiary that is an Excluded Subsidiary are owned by a Credit Party, such Credit Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Excluded Subsidiary, in form and substance satisfactory to Agent) and certificates representing such equity interests to Agent, and take all commercially reasonable actions reasonably requested by Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of Agent, in 100% of all equity interests of such foreign Subsidiary owned by such Credit Party, and (II) promptly and in any event within 20 days (or such later date as consented to by the Required Lenders in their sole discretion, which consent may be provided via electronic mail from (x) counsel to the Required Lenders or (y) Agent (in each case acting at the direction of the Required Lenders)) after the effectiveness of any amendment of the Internal Revenue Code to allow for 100% of the voting equity interests of such foreign Subsidiary to be pledged to Agent without material adverse tax consequences to the

Credit Parties and their Subsidiaries, 100% of such voting equity interests shall be pledged pursuant to this clause (c). For purposes hereof, Subsidiaries incorporated, formed or organized under the laws of Canada or any province or territory thereof shall not be considered foreign Subsidiaries.

Section 4.11[Reserved].

Section 4.12 Power of Attorney. After the occurrence and during the continuance of an Event of Default, each of the authorized representatives of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Credit Party (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of each Credit Party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to each Credit Party and constitute collections on such Credit Party’s Accounts; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, execute in the name of any Credit Party any schedules, assignments, instruments, documents, and statements that Credit Parties are obligated to give Agent under this Agreement; (c) take any action Credit Parties are required to take under this Agreement; (d) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Credit Parties that Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Agent’s security interest or Lien in any Collateral; and (e) do such other and further acts and deeds in the name of Credit Parties that Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.

Section 4.13Borrowing Base Collateral Administration.

(a)All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Credit Parties, at their respective principal offices and shall not be moved from such locations without (i) providing prior written notice to Agent, and (ii) obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld.

(b)Credit Parties shall provide prompt written notice to each Person who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that directs each Account Debtor to make payments into the Lockbox, and hereby authorizes Agent, upon Credit Parties’ failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the Person becomes an Account Debtor), to send any and all similar notices to such Person. Agent reserves the right to notify Account Debtors that Agent has been granted a Lien upon all Accounts.

Section 4.14Maintenance of Management. Borrower will cause its business to be continuously managed by its present chief executive officer and chief financial officer or such other individuals serving in such capacities as shall be reasonably satisfactory to Agent.

Borrower will notify Agent promptly in writing of any change in its board of directors or executive officers.

ARTICLE 5 - NEGATIVE COVENANTS

Each Credit Party agrees that, so long as any Credit Exposure exists:

Section 5.1Debt; Contingent Obligations. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 5.2Liens. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.

Section 5.3Restricted Distributions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution, except for Permitted Distributions.

The Borrowers, in their sole discretion, may classify any Permitted Distribution or Permitted Investment as being made in part under one of the clauses or subclauses of the definitions of “Permitted Distribution” and “Permitted Investments” and in part under one or more other such clauses or subclauses; provided, further, that, notwithstanding anything in this Section 5.3 to the contrary, Investments in Subsidiaries that are not Guarantors shall only be permitted to be made pursuant to clauses (i), (k), (p) and (q) of the definition of “Permitted Investments.”

Section 5.4Restrictive Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents, the Term Loan Documents, the Exit Notes and the B. Riley Credit Agreement (and extensions, modifications and replacements of any of the foregoing that are not materially more restrictive with respect to dividend and payment restrictions), any agreement or instrument of a Person acquired by a Credit Party or a Subsidiary in existence at the time of such acquisition (which restriction is not applicable to any Person, or the assets of any Person, other than the Person, or the assets of the Person, so acquired), any secured Permitted Debt that limits the right of the debtor to dispose of the assets securing such Debt, any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Debt, and any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets pending such sale or other disposition) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents, the Term Loan Documents, the Exit Notes and the B. Riley Credit Agreement (and extensions, modifications and replacements of any of the foregoing that are not materially more restrictive with respect to dividend and payment restrictions)), any agreement or instrument of a Person acquired by a Credit Party or a Subsidiary in existence at the time of such acquisition (which restriction is not applicable to any

Person, or the assets of any Person, other than the Person, or the assets of the Person, so acquired), any secured Permitted Debt that limits the right of the debtor to dispose of the assets securing such Debt, any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Debt and customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business or consistent with industry norm, on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Credit Party or any Subsidiary; (ii) pay any Debt owed to any Credit Party or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its property or assets to any Credit Party or any Subsidiary.

Section 5.5Payments and Modifications of Subordinated Debt. No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for payments made in full compliance with and expressly permitted under the Subordination Agreement and payments permitted by Section 5.3, (b) amend or otherwise modify the terms of any Subordinated Debt, except for amendments or modifications made in full compliance with the Subordination Agreement, (c) declare, pay, make or set aside any amount for payment in respect of any Debt hereinafter incurred that, by its terms, or by separate agreement, is payment subordinated to the Obligations, except for payments made in full compliance with and expressly permitted under the subordination provisions applicable thereto and payments permitted by Section 5.3, or (d)amend or otherwise modify the terms of any such Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Debt, (ii) accelerate or shorten the dates upon which payments of principal or interest are due on, or the principal amount of, such Debt, (iii) change in a manner adverse to any Credit Party or Agent any event of default or add or make more restrictive any covenant with respect to such Debt, (iv) change the prepayment provisions of such Debt or any of the defined terms related thereto, (v) change the subordination provisions thereof (or the subordination terms of Section 12.7 hereof or any other guarantee thereof), or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to any Credit Party, any Subsidiaries, Agents or Lenders. Credit Parties shall, prior to entering into any such amendment or modification, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy thereof.

Section 5.6Consolidations, Mergers and Sales of Assets; Change in Control. No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person unless the surviving Person is such Credit Party (or if no Credit Party is a party thereto, the surviving person is a Guarantor, or if no Credit Party is a party thereto, the surviving Person is such Subsidiary), or (b) consummate any Asset Dispositions other than Permitted Asset Dispositions. No Credit Party will suffer or permit to occur any Change in Control.

Section 5.7Purchase of Assets, Investments. No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under the definition of

Permitted Investments; or (b) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than Permitted Investments.

The Borrowers, in their sole discretion, may classify any Permitted Investment as being made in part under one of the clauses or subclauses of the definitions of “Permitted Distribution” and “Permitted Investments” and in part under one or more other such clauses or subclauses; provided, further, that, notwithstanding anything in this Section 5.7 to the contrary, Investments in Subsidiaries that are not Guarantors shall only be permitted to be made pursuant to clauses (i), (k), (p) and (q) of the definition of “Permitted Investments.”

Section 5.8Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.8, and except for transactions which contain terms that are no less favorable to the applicable Credit Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party or that do not involve consideration in excess of $5,000,000, no Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party (each, an “Affiliate Transaction”), other than:

(a)any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, in connection with which the Credit Parties deliver to Agent (i) a resolution adopted in good faith by a majority of disinterested directors of the Board of Directors of the Parent (or the committee thereof comprised of disinterested directors tasked with the review of such transactions) approving such Affiliate Transaction and set forth in an officer’s certificate certifying that such Affiliate Transaction complies with the above requirements of this Section 5.8 or (ii) if there are no directors on the Board of Directors of the Parent (or the committee thereof comprised of disinterested directors tasked with the review of such transactions) that are disinterested with respect to such transaction(s), a letter from an independent financial advisor stating that such transaction is fair to the applicable Credit Party or such Subsidiary from a financial point of view;

(b)the Transactions, the payment of professional fees and expenses in connection therewith (provided that, with respect to the payment of professional fees and expenses of Cleary Gottlieb Steen & Hamilton LLP and Ropes & Gray LLP, such payment shall be made as follows and on the following dates: (i) on the Closing Date, each legal advisor shall be paid a sum equal to (x) one third of the estimated amount of such advisor’s professional fees and expenses as set forth on the funds flow delivered by the Borrower as of the Closing Date, plus (y) 50% of any amount that is in excess of $25,900,000 retained by the Borrower on the Closing Date (provided that such excess amount shall not exceed $1,000,000), (ii) on the date that is forty-five (45) days following the Closing Date, each legal advisor shall be paid a sum equal to 50% of the outstanding amount of such advisor’s total professional fees and expenses, and (iii) on the date that is ninety (90) days following the Closing Date, each legal advisor shall be paid a sum equal to the remaining 50% of each legal advisor’s total professional fees and expenses), the issuance of equity interests (other than disqualified stock) of the

Borrowers to any Person, and any Affiliate Transaction that constitutes a Permitted Distribution, a Permitted Investment or a Permitted Asset Disposition;

(c)any Affiliate Transaction the only parties thereto constitute Credit Parties;

(d)(i) sales or contributions of Receivables Assets by (i) each Exar Originator to Exar SPV and (ii) Exar SPV to the Exar Buyer pursuant to the Exar Facility amended and restated by that certain Exar Facility Amendment or (ii) the purchase of participation interests by any Credit Party in the B. Riley Credit Agreement;

(e)the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the applicable Credit Party, any Subsidiary, or any direct or indirect parent of the Credit Parties in the ordinary course of business, provided that the payment of any such fees or reimbursements to, on behalf of, or for the account of, shareholders of Parent, Affiliates of Parent or any of their respective Affiliates (other than the Parent and its Subsidiaries) shall not be permitted other than payment or reimbursement of fees and expenses incurred by Ernst & Young in connection with Ernst & Young’s determination or re-determination (if any) of the Transaction Tax Liability (as defined in the Plan of Reorganization), and provided, further, that no such payments shall be permitted under this clause (e) to any of ETI or its Affiliates (other than the Parent and its Subsidiaries) for, or in respect of, or as reimbursement for, any consultants;

(f)transactions between or among the Borrowers and/or any of their Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction) in the ordinary course of business and any merger, consolidation or amalgamation of the Borrowers and any direct parent of the Borrowers; provided, that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the capital stock of the Borrowers and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(g)incurrence, transfer or assignment of loans in accordance with the terms of the Term Loan Agreement and performance of the obligations thereunder and issuance, transfer or assignment of Exit Notes in accordance with the terms of the Exit Notes Indenture and performance of the obligations thereunder;

(h)the existence of, or the performance by the Borrowers or any Subsidiary of the Borrowers of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrowers or any Subsidiary of the Borrowers of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (h) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, agreement or arrangement as in effect on the Closing Date, as determined in good faith by the Borrowers;

(i)intercompany transactions for the purpose of improving the consolidated tax efficiency of the Borrowers and their respective Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; and

(j)the entering into of any tax sharing agreement or arrangement that complies with clause (e) of the definition of “Permitted Distributions” and the performance under any such agreement or arrangement.

Section 5.9Modification of Organizational Documents. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.

Section 5.10Modification of Certain Agreements. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this agreement or any other Financing Document; or (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same. Each Credit Party shall, prior to entering into any material amendment or other modification of any of the foregoing documents, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents.

Section 5.11Conduct of Business. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.11 and businesses reasonably related thereto. No Credit Party will, or will permit any Subsidiary to, other than in the Ordinary Course of Business, change its normal billing payment and reimbursement policies and procedures with respect to its Accounts (including, without limitation, the amount and timing of finance charges, fees and write-offs).

Section 5.12Lease Payments. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.

Section 5.13Limitation on Sale and Leaseback Transactions. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Credit Party or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.14Deposit Accounts and Securities Accounts; Payroll and Benefits Accounts. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, establish any new Deposit Account or Securities Account without prior written notice to Agent, and unless Agent, such Credit Party or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Control Agreement prior to or concurrently with the establishment of such Deposit Account or Securities Account (expect with respect to Excluded Accounts). As of the date such updated schedule is delivered pursuant to Section 7.4, each Credit Party represents and warrants that Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Credit Party as of the date such updated schedule is delivered pursuant to Section 7.4. The provisions of this Section requiring Control Agreements shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees and identified to Agent by each Credit Party as such (such Accounts, the “Excluded Accounts”); provided, however, that at all times that any Obligations remain outstanding, Credit Party shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

Section 5.15Compliance with Anti-Terrorism Laws. Agent hereby notifies Credit Parties that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Credit Parties and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Credit Party shall immediately notify Agent if such Credit Party has knowledge that any Credit Party, any Subsidiaries, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. The foregoing will not apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province or territory thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

Section 5.16Canadian Defined Benefit Plans.No Credit Party shall establish, sponsor, maintain, administer, contribute to or otherwise incur liability under any Canadian

Defined Benefit Plan or acquire an interest in any Person that sponsors, maintains, administers, contributes to or otherwise has incurred liability under any Canadian Defined Benefit Plan.

ARTICLE 6 - FINANCIAL COVENANTS

Section 6.1Fixed Charge Coverage Ratio. Credit Parties shall not permit the Fixed Charge Coverage Ratio of the Borrower Representative and its Subsidiaries, as follows: (i) to be tested quarterly until and including the Defined Period ending December 31, 2025, to be less than 0.85 to 1.00, (ii) to be tested monthly until and including (a) for the Defined Period beginning January 1, 2026 until and including June 30, 2026, to be less than 0.85 to 1.00, and (b) for the Defined Period beginning July 1, 2026, until and including the Termination Date, to be less than 1.00 to 1.00.

Section 6.2Minimum Excess Availability. During the period commencing as of the Closing Date through and including ~~June 30, 2026~~the Third Amendment Effective Date, Excess Availability shall not be less than $7,500,000 at any time for three (3) or more consecutive Business Days.

Section 6.3Evidence of Compliance. Credit Parties shall furnish to Agent, together with the financial reporting required of Credit Parties in Section 4.1 hereof, a Compliance Certificate as evidence of Credit Parties’ compliance with the covenants in this Article and evidence that no Event of Default specified in this Article has occurred. The Compliance Certificate shall include, without limitation, (a) a statement and report, on a form approved by Agent, detailing Borrower’s’ calculations, and (b) if requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

ARTICLE 7 - CONDITIONS

Section 7.1Conditions to Closing. The obligation of each Lender to make the initial Loans on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Agent and Lenders and their respective counsel in their sole discretion:

(a)Consummation of Transactions. Evidence of the consummation of the Transactions (other than the funding of the Loan and the closing of any acquisition for which the proceeds of the Loan are purchase money) contemplated by the Operative Documents including, without limitation, the funding of any and all investments contemplated by the Operative Documents;

(b)Secretary Certificates; Corporate Deliverables. Agent shall have received:

(i)copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the purposes) of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer or another authorized representative of each Credit Party;

(ii)a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to Agent, of each Credit Party authorizing, as applicable, the execution and delivery of this Agreement and the other Financing Documents and the performance of this Agreement and the transactions contemplated hereby and thereby, certified by a Responsible Officer or another authorized representative of each Credit Party as of the Closing Date, which certificate shall state that the resolutions or other action thereby certified have not been amended, restated, amended and restated, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect as of the Closing Date;

(iii)such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Credit Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Financing Documents to which such Credit Party is a party or is to be a party on the Closing Date;

(c)Financing Documents. Agent shall have received an executed Canadian Security Agreement, each dated as of the Closing Date, together with all other applicable Financing Documents;

(d)Closing Certificate. Agent shall have received a certificate of Credit Parties, dated as of the Closing Date, substantially in the form of Exhibit E;

(e)Solvency Certificate. Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Credit Parties, substantially in the form of Exhibit G, after giving effect to the Transactions or, at the Credit Parties’ option, a solvency opinion from an independent investment bank or valuation firm of nationally recognized standing;

(f)Representations and Warranties. Each of the representations and warranties of each Credit Party contained in or pursuant to the Financing Documents shall be true, correct and complete on and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date;

(g)Legal Opinions.Agent shall have received an executed legal opinion of (i) Latham & Watkins LLP, special New York counsel to the Credit Parties, (ii) Gowling WLG (Canada) LLP, counsel to the Credit Parties in Ontario, Canada, and (iii)legal counsel of the Credit Parties in Iowa, Minnesota, South Carolina and each of the other jurisdictions of organization or formation of the Credit Parties requested by the Agent, in each case in form and substance reasonably satisfactory to Agent;

(h)Approvals. Borrower and the other Credit Parties shall have received all governmental, shareholder and third-party approvals, consents, licenses and permits required in connection with this Agreement, the Transactions and the related financings and transactions contemplated thereby, which such approvals, consents, licenses and permits remain in full force and effect;

(i)No Litigation. Other than the Chapter 11 Cases, as of the Closing Date, there shall not be any litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding pending or, to the knowledge of the Credit Parties, threatened against any Credit Party or any of their Subsidiaries or against of any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Operative Documents, or (b) that could reasonably be expected to have a Material Adverse Effect on the Credit Parties and their Subsidiaries, taken as a whole;

(j)No Default. Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing;

(k)Term Loan Facility. Agent shall have received true and correct copies of the Term Loan Documents, which shall be in full force and effect;

(l)Closing Date Debt. In connection with the Transactions, as of the Closing Date, the Borrower and the other Credit Parties shall not have incurred more than (i) $200,988,002 of Exit Notes and (ii) $60,000,000 of term loans under the Term Loan Agreement;

(m)Payoff Documentation. Agent shall have received true and correct copies of the pay-off letters and other evidence (together with accompanying termination statements and lien releases) confirming the termination of all obligations and release of all Liens under each of the third party Debt for borrowed money described to be paid off on the Closing Date pursuant to the Confirmation Order;

(n)Fees; Costs and Expenses. Agent shall have received all fees due and payable on or prior to the Closing Date, to the extent invoiced at least two (2) Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree), shall have been reimbursed for all reasonable and documented expenses (including the reasonable fees, charges and disbursements of Proskauer Rose LLP, counsel to Agent, and Norton Rose Fulbright Canada LLP, Canadian counsel to Agent) required to be reimbursed or paid by Borrowers hereunder or under any other Financing Document;

(o)Material Adverse Change. Since the Petition Date, there shall not have occurred any changes, events, circumstances, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect;

(p)Borrowing Base Certificate. Agent shall have received the initial Borrowing Base Certificate, prepared as of the Closing Date.

(q)Plan of Reorganization Effective Date; Confirmation Order

(i)All conditions precedent to the confirmation and effect, shall have been satisfied or waived in accordance with the terms thereof;

(ii)Agent shall have received a docketed copy of the Confirmation Order, and the Confirmation Order shall not have been reversed, vacated, amended, supplemented or otherwise modified in any matter that could reasonably be expected to materially adversely affect the interests of Agent or the Lenders;

(iii)the effective date under the Plan of Reorganization shall have occurred (or occur contemporaneously with the Closing Date);

(iv)there shall not be any Bankruptcy Court order or any action, suit, investigation or proceeding pending or, to the knowledge of the Credit Parties, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect or to prevent or restrain the consummation of this Agreement and the transactions contemplated hereby;

(r)Emergence. Debtors shall have successfully consummated the Plan of Reorganization and emerged from the Chapter 11 Cases in accordance with the terms of the Plan of Reorganization;

(s)Insurance. Except as set forth in Section 7.4, Agent shall have received evidence of all insurance required to be maintained, and evidence that Agent shall have been named as an additional insured and loss payee, as applicable, on all insurance policies covering loss or damage to Collateral and on all liability insurance policies as to which Agent has reasonably requested to be so named or, in the case of the Term Priority Collateral, the Term Agent, as applicable, as additional insured party or loss payee;

(t)USA Patriot Act; Proceeds of Crime Act; Beneficial Ownership Certification. Agent shall have received from Borrower and each of the other Credit Parties, at least three (3) Business Days prior to the Closing Date, (A) all documentation and other information reasonably requested by Agent or any Lender no less than ten (10) calendar days prior to the Closing Date that such Agent or Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Proceeds of Crime Act and (B) a Beneficial Ownership Certification in relation to Credit Parties and each Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(u)Filings. Each Uniform Commercial Code financing statement, PPSA financings statement and each intellectual property security agreement required by the Security Documents to be filed with the U.S. Patent and Trademark Office, the U.S. Copyright Office or the Canadian Intellectual Property Office, as applicable, in order to create in favor of Agent, for the benefit of Lenders, a first priority perfected Lien (or, with respect to the Term Priority Collateral, a fully perfected Lien with the priority set forth in the ABL Intercreditor Agreement) on the Collateral described therein shall have been delivered to Agent in proper form for filing;

(v)Capital Structure. Agent shall have received and be satisfied with the business plan and shall be satisfied with the capital structure of Credit Parties;

(w)Minimum Availability. Evidence that, as of the Closing Date after consummation of the Transactions and payment of all current liabilities, Credit Parties have Excess Availability plus unrestricted cash and Cash Equivalents (exclusive of any cash or Cash Equivalents in Cash Collateral Accounts) of at least $25,000,000; and

(x)Due Diligence Review. Agent shall have completed to its satisfaction its due diligence review of each Credit Party and its management, controlling owners, systems and operations.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document, each additional Operative Document and each other document, agreement and/or instrument required to be approved by Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Section 7.2Conditions to Each Loan. The obligation of the Lenders to make a Loan or an advance in respect of any Loan, is subject to the satisfaction of the following additional conditions:

(a)Borrowing Notice. In the case of a Revolving Loan Borrowing, receipt by Agent of a Notice of Borrowing (or telephonic notice if permitted by this Agreement) and an updated “roll-forward” Borrowing Base Certificate as required pursuant to Exhibit D;

(b)Revolving Loan Limit. Immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit (after giving effect to any applicable Availability Block);

(c)No Default. Immediately before and after such advance or issuance, no Default or Event of Default shall have occurred and be continuing; and

(d)Representations and Warranties. Each of the representations and warranties of each Credit Party contained in this Agreement or pursuant to the Financing Documents shall be true and correct in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

Each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be (y) a representation and warranty by each Credit Party on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Credit Party that each and every one of the representations made by it in any of the Financing Documents is true and correct as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date).

Section 7.3Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Credit Parties’ expense, the searches described in clauses (a), (b), and (c) below against Borrowers and any other Credit Party, the results of which are to be consistent with Credit Parties’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized, PPSA and Bank Act searches in the jurisdiction in which each Canadian Credit Party is organized and in the jurisdiction where each Person maintains tangible Collateral; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

Section 7.4Post Closing Requirements. Credit Parties shall complete each of the post closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent.

ARTICLE 8 - [RESERVED]

ARTICLE 9 - SECURITY AGREEMENT

Section 9.1Generally. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers and each other Credit Party, in their capacity as a Guarantor, hereby assign and grant to Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in (or, with respect to the Term Priority Collateral, a continuing Lien on and security interest in (with the priority set forth in the ABL Intercreditor Agreement)), upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof.

Section 9.2Representations and Warranties and Covenants Relating to Collateral.

(a)The security interest granted pursuant to this Agreement constitutes a valid and, to the extent such security interest is required to be perfected by this Agreement and any other Financing Document, continuing perfected security interest in favor of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC or the PPSA, as applicable, the completion of the filings and other actions specified on Schedule 9.2(b) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (ii) with respect to any Deposit Account domiciled in the United States, the execution of Control Agreements (except with respect to any Excluded Accounts), (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Agent or to the Term Agent over such letter-of-credit rights, (iv) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Agent or the Term Agent over such electronic chattel paper, (v) in the case of all certificated stock, debt instruments and investment property, the delivery thereof to Agent or the Term Agent of such certificated stock, debt instruments and investment property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (vi) in the case of all investment property not in certificated form, the execution of control agreements with respect to such investment property and (vii) in the case of all other instruments and tangible chattel paper that are not certificated stock, debt instructions or investment property, the delivery thereof to Agent or the Term Agent of such instruments and tangible chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens and subject to the ABL Intercreditor Agreement. Except to the extent not required pursuant to the terms of this Agreement, all actions by each Credit Party necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

(b)Schedule 9.2(b) sets forth (i) each chief executive office and principal place of business of each Credit Party and each of their respective Subsidiaries, and (ii) all of the addresses (including all warehouses) at which any of the Collateral is located and/or books and records of Credit Parties regarding any of the Collateral are kept, which such Schedule 9.2(b) indicates in each case which Credit Parties have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Credit Parties, indicates the nature of such location (e.g., leased business location operated by Credit Parties, third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

(c)Without limiting the generality of Section 3.2, except as set forth in the ABL Intercreditor Agreement or as indicated on Schedule 3.19 with respect to any rights of any Credit Party as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC or the PPSA, as applicable, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Credit Party to Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the exercise by Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and the PPSA and neither any such grant of Liens in favor of Agent or exercise of rights by Agent shall violate or cause a default under any agreement between any Credit Party and any other Person relating to any such collateral, including any license to which a Credit Party is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Credit Party or any other Person.

(d)As of the Closing Date, except as set forth on Schedule 9.2(d), no Credit Party has any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC or the PPSA, as applicable), letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of such Credit Party disclosed on Schedule 3.4) and Credit Parties shall give notice to Agent promptly (but in any event not later than fifteen (15) Business Days thereafter (or such longer period as agreed to by the Agent in writing in its reasonable discretion)) upon the acquisition by any Credit Party of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property. No Person other than Agent or the Term Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC or the STA) over any Deposit Account, investment property (including Securities Accounts, commodities accounts and futures accounts), letter of credit rights or electronic chattel paper in which any Credit Party has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account, commodities account or futures account of Credit Parties is maintained).

(e)Credit Parties shall not, and shall not permit any Credit Party to, take any of the following actions or make any of the following changes unless such Credit Parties have given at least fifteen (15) days prior written notice to Agent of Credit Parties’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Credit Party as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

(f)Credit Parties shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Default exists and in amounts which are not material, taking into consideration all Accounts, with respect to the Account and which, after giving effect thereto, do not cause the Borrowing Base to be less than the Revolving Loan Outstandings) without the prior written consent of Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Agent after the occurrence and during the continuance of an Event of Default, Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Credit Parties with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Credit Parties and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.

(g)Without limiting the generality of Sections 9.2(c) and 9.2(e) and in each case subject to the ABL Intercreditor Agreement:

(i)Credit Parties shall deliver to Agent or the Term Agent all tangible Chattel Paper and all Instruments and documents owned by any Credit Party and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Credit Parties shall provide Agent or the Term Agent with “control” (as defined in Article 9 of the UCC or the PPSA, as applicable) of all electronic Chattel Paper owned by any Credit Party and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC or the PPSA, as applicable. Credit Parties also shall deliver to Agent or the Term Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Credit Parties will mark conspicuously all such Chattel Paper and all such Instruments and documents with a legend, in form and substance satisfactory to Agent or the Term Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Security Documents. Credit Parties shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of Credit Parties.

(ii)Credit Parties shall deliver to Agent all letters of credit on which any Credit Party is the beneficiary and which give rise to letter of credit rights owned by such Credit Party which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Credit Parties shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent or the Term Agent to obtain exclusive

“control” (as defined in Article 9 of the UCC) of any such letter of credit rights in a manner acceptable to Agent.

(iii)Credit Parties shall promptly advise Agent upon any Credit Party becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Credit Parties shall, with respect to any such commercial tort claim, execute and deliver to Agent or the Term Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(iv)[reserved].

(v)[reserved].

(vi)Each Credit Party hereby authorizes Agent to file without the signature of such Credit Party one or more UCC financing statements or PPSA financing statements, or both, relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Credit Party as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Credit Party now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Credit Party any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Credit Party also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vii)After the Closing Date, Credit Parties shall promptly notify Agent in writing upon creation or acquisition by any Credit Party of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, (A) the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law and (B) the federal government of Canada or any province or territory thereof, or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the Financial Administration Act (Canada) and any other comparable Law. Upon the request of Agent (including with respect to Collateral owned as of the Closing Date which constitutes a claim against any

Governmental Authority of the type described above), Credit Parties shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(viii)Credit Parties shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

Section 9.3ULC Limitation. Notwithstanding any provisions to the contrary contained in this Agreement or any other Financing Document, with respect to each applicable Credit Party which is a registered and beneficial owner of Pledged ULC Shares, such Credit Party owns and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent or any other person on the books and records of such ULC. Nothing in this Agreement or any other Financing Document is intended to or shall constitute Agent or any person other than a Credit Party to be a member or shareholder of any ULC until such time as written notice is given to the applicable Credit Party and all further steps are taken so as to register Agent or other person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to Section 9.1 or in any other Financing Document does not make Agent a successor to any Credit Party as a member or shareholder of any ULC, and neither Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or any other Financing Document or exercising any right granted herein unless and until such time, if any, when Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each applicable Credit Party shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Credit Party would if such Pledged ULC Shares were not pledged to Agent or to any other person pursuant hereto. To the extent any provision herein or in any other Financing Document would have the effect of constituting Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and therefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or any other Financing Document or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein or in any other Financing Document to the contrary (except to the extent, if any, that Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each applicable Credit Party shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

ARTICLE 10 - EVENTS OF DEFAULT

Section 10.1Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a)(i) any Credit Party shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such default (other than with respect to failure to pay principal when due) shall continue uncured for three (3) Business Days, (ii) there shall occur any default in the performance of or compliance with Section 2.11, Section 4.2(b), Section 4.3, Section 4.4(c) or (d), Section 4.6, Article 5, Section 6.1 or Section 6.3, (iii) there shall occur any default in the performance of or compliance with Section 4.1 and such default shall continue uncured for five (5) Business Days after the earlier of notice from Agent or Required Lenders or knowledge by any Credit Party of such default, or (iv) there shall occur any default in the performance of or compliance with Section 6.2 and such default shall continue uncured for fifteen (15) calendar days after the earlier of notice from Agent or Required Lenders or knowledge by any Credit Party of such default;

(b)any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within fifteen (15) days after the earlier of (i) receipt by Borrower Representative of notice from Agent or Required Lenders of such default, or (ii) actual knowledge of any Borrower or any other Credit Party of such default;

(c)any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(d)(i) failure of the Borrowers or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount on the Exit Notes, the Term Loan Agreement, the B. Riley Credit Agreement, the Debt in respect of the Unsecured Cash Pool, or any other Debt (excluding Debt evidenced by this Agreement) having an aggregate principal amount in excess of $25,000,000, and such failure shall continue after the applicable grace period, if any, specified in the applicable agreement or instrument relating to such Debt, or any other default, condition, or event under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared due and payable, or required to be prepaid, redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made (other than by a regularly scheduled required prepayment), in each case, prior to the ~~state~~stated maturity thereof;

(e)any Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, monitor, receiver, interim receiver, receiver and manager, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(f)an involuntary case or other proceeding shall be commenced against any Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, monitor, receiver, interim receiver, receiver and manager, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against any Credit Party or any other Significant Subsidiary under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Borrower or such Significant Subsidiary;

(g)(i) institution of any steps by any Person to terminate a Pension Plan or Canadian Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan or Canadian Pension Plan, or could incur a liability or obligation to such Pension Plan or Canadian Pension Plan, in excess of $25,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to

Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $25,000,000, or (iv) a Canadian Pension Event shall occur which individually or in the aggregate results in or would reasonably be expected to result in liability in excess of the Threshold Amount;

(h)one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $25,000,000 shall be rendered against any of the Parent, the Borrowers or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

(j)[reserved];

(k)a default or event of default occurs under any Guarantee of any portion of the Obligations;

(l)any Credit Party makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(m)if any Credit Party is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Credit Party’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;

(n)an event or development occurs which could reasonably be expected to have a Material Adverse Effect, which default shall have continued unremedied for a period of ten (10) days after written notice from Agent;

(o)any Borrower or any Significant Subsidiary is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than fifteen (15) days;

(p)the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any Significant

Subsidiary, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(q)any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower, or any Significant Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(r)the indictment, or the threatened indictment of the Parent, any Borrower, or any Significant Subsidiary under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Parent, any Borrower or any Significant Subsidiary, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(s)Any Credit Party fails to make timely and full payments of any and all Taxes required by, under or in connection with the Plan of Reorganization except (i) for those Taxes which will be treated as general unsecured claims in accordance with the Plan of Reorganization or otherwise satisfied in accordance with the Plan of Reorganization (provided, that, for the avoidance of doubt, the Credit Parties shall pay Taxes to the extent required under and in accordance with the Plan of Reorganization) and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP; or

(t)the ABL Intercreditor Agreement ceases to be in full force and effect (other than because all other Debt subject thereto is no longer outstanding).

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

Section 10.2Acceleration and Suspension or Termination of Revolving Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Revolving Loan Commitment and the obligations of Agent and the Lenders with respect thereto, in whole or in part (and, if in part, each Lender’s Revolving Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare all or any portion of the Obligations to be, and the Obligations shall thereupon become, immediately due and payable, with accrued interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Credit Parties will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Credit Party or any other act by Agent or the Lenders, the Revolving Loan Commitment and the obligations of Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party and Credit Parties will pay the same.

Section 10.3UCC and PPSA Remedies.

(a)Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC and PPSA in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

(i)the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(ii)the right to (by its own means or with judicial assistance) enter any of Credit Parties’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of any Credit Party’s original books and records, to obtain access to such Credit Party’s data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Credit Parties shall not resist or interfere with such action (if Credit Parties’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Credit Parties hereby irrevocably authorize such service, contractor or other agent, upon notice by Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Agent or its designees such books and records, and to follow Agent’s instructions with respect to further services to be rendered);

(iii)the right to require any Credit Party at the Credit Parties’ expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Lender;

(iv)the right to notify postal authorities to change the address for delivery of any Credit Party’s mail to an address designated by Agent and to receive, open and dispose of all mail addressed to any Credit Party; and/or

(v)the right to enforce any Credit Party’s rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to a Credit Party, and (ii) the right, in the name of Agent or any designee of Agent or Credit Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Credit Parties’ compliance with applicable Laws. Credit Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Credit Parties’ affairs, all of which contacts Credit Parties hereby irrevocably authorize.

(b)Each Credit Party agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Credit Parties. At any sale or disposition of Collateral, Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Credit Parties, which right is hereby waived and released. Each Credit Party covenants and agrees not to interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Agent sells any of the Collateral upon credit, Credit Parties will be credited only with payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and Credit Parties shall be credited with the proceeds of the sale.Credit Parties shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

(c)Without restricting the generality of the foregoing and for the purposes aforesaid, each Credit Party hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to (i) use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, (ii) pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral, (iii) execute all applications and certificates in the name of such Credit Party and to prosecute and defend all actions or proceedings in connection with the Collateral, and (iv) do any and every act which such Credit Party might do in its own behalf; it being understood and agreed that this power of attorney in this subsection (c) shall be a power coupled with an interest and cannot be revoked.

(d)Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Credit Parties’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Article, Credit Parties’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Agent’s and each Lender’s benefit.

Section 10.4[Reserved].

Section 10.5Default Rate of Interest. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) per annum in excess of the rates otherwise payable under this Agreement; provided, however, that in the case of any Event of Default specified in Section 10.1(e) or 10.1(f) above, such default rates shall apply immediately and automatically without the need for any election or action of any kind on the part of Agent or any Lender.

Section 10.6Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, with reasonably prompt subsequent notice to such Credit Party (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Credit Party or any of its Subsidiaries (regardless of whether such balances are then due to such Credit Party or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Credit Party or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Credit Party agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.6.

Section 10.7Application of Proceeds.

(a)Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Credit Party or any Guarantor of all or any part of the Obligations, and, as between Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the

Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent.

(b)Following the occurrence and continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in such order as Agent may from time to time elect.

(c)Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Agent shall apply any and all payments received by Agent in respect of the Obligations, and any and all proceeds of Collateral received by Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of any applicable Debtor Relief Law, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; fifth to any other indebtedness or obligations of Credit Parties owing to Agent or any Lender under the Financing Documents; and sixth, to the Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.

Section 10.8Waivers.

(a)Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and guarantees at any time held by Lenders on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)Each Credit Party for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Credit Party, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Credit Party and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Credit Party, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Agent may at any time after such acquiescence require Credit Parties to comply with all such requirements. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Loans, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Credit Party agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Credit Parties and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Credit Parties’ obligations under the Financing Documents.

(e)Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Credit Parties’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Credit Parties’ obligations under the Financing Documents. In addition, Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Credit Party defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f)To the fullest extent permitted by law, each Credit Party, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Credit Party does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

Section 10.9Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

Section 10.10Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that a Credit Party makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

ARTICLE 11 - AGENT

Section 11.1Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including the authority to enter into any intercreditor agreement. Subject to the terms of Section 11.16 and Article 12 and to the terms of the other Financing Documents, Agent is authorized and empowered to enter into (or acknowledge and consent to) or amend, restate, amend and restate, extend, replace, supplement, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders and any intercreditor agreement with the collateral agent or other representatives of the holders of Debt that is permitted to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and, to the extent applicable, the ABL Intercreditor Agreement, and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The provisions of this Article 11 and Article 12 are solely for the benefit of Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents, servicers, trustees, investment managers or employees.The Lenders irrevocably agree that (x) Agents may rely exclusively on a certificate of a Responsible Officer of the Credit Parties as to whether any such other Liens are permitted and (y) the ABL Intercreditor Agreement and any junior intercreditor agreement entered into by Agent shall be binding on the Lenders, and each Lender hereby agrees that it will take no actions contrary to the provisions of any intercreditor agreement.

Section 11.2Agent and Affiliates. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

Section 11.3Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

Section 11.4Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5Liability of Agent. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

Section 11.6Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Credit Parties) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

Section 11.7Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents, Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

Section 11.8Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 11.9Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations, and, to the extent required by Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Swap Contracts secured, in whole or in part, by any Collateral; or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents); and (b) subordinate any Lien granted to or held by Agent under any Security Document to a Permitted Lien that is allowed to have priority over the Liens granted to or held by Agent pursuant to the definition of “Permitted Liens”. Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.

Section 11.10Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Agent (or consented to by Agent), it being understood and agreed that such rights and remedies may be exercised only by Agent.

Section 11.11Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

Section 11.12Assignment by Agent; Resignation of Agent; Successor Agent.

(a)Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or Borrowers. Following any such assignment, Agent shall give notice to the Lenders and Borrowers. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph.

(c)Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing

Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Credit Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 11.12 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

Section 11.13Payment and Sharing of Payment.

(a)Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

(i)Agent shall have the right, on behalf of Revolving Lenders to disburse funds to Borrowers for all Revolving Loans requested or deemed requested by Borrowers pursuant to the terms of this Agreement. Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Revolving Lender, other than any Non-Funding Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrowers. Each Revolving Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Revolving Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to a Borrower. If Agent elects to require that each Revolving Lender make funds available to Agent, prior to a disbursement by Agent to a Borrower, Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of the Revolving Loan requested by such Borrower no later than noon (Eastern time) on the date of funding of such Revolving Loan, and each such Revolving Lender shall pay Agent on such date such Revolving Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Agent to Revolving Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share of any funds advanced by Agent pursuant to the first sentence of this clause (i) within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required by Borrowers pursuant to this Section 11.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to a Borrower to but excluding the date of payment at the rate of interest then applicable to Revolving Loans. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

(ii)On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Revolving Lender’s percentage interest of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Revolving Lender’s actual percentage interest of the Revolving Loans to such Lender’s required percentage interest of the Revolving Loan balance as of any Settlement Date, the Revolving Lender from which such payment is due shall pay Agent, without setoff or discount, to the Payment Account before 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the rate of interest then applicable to Revolving Loans.

(iii)On each Settlement Date, Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s percentage interest of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender’s Revolving Loan Exposure with respect thereto, and shall make payment to such Revolving Lender before 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, however, that, in the case such Revolving Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from any Borrower.

(iv)On the Closing Date, Agent, on behalf of Lenders, may elect to advance to Borrowers the full amount of the initial Loans to be made on the Closing Date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Pro Rata Share of such Loans to Borrowers in a timely manner on such date. If Agent elects to advance the initial Loans to Borrower in such manner, Agent shall be entitled to receive all interest that accrues on the Closing Date on each Lender’s Pro Rata Share of such Loans unless Agent receives such Lender’s Pro Rata Share of such Loans before 3:00 p.m. (Eastern time) on the Closing Date.

(v)It is understood that for purposes of advances to Borrowers made pursuant to this Section 11.13, Agent will be using the funds of Agent, and pending settlement, (A) all funds transferred from the Payment Account to the outstanding Revolving Loans shall be applied first to advances made by Agent to

Borrowers pursuant to this Section 11.13, and (B) all interest accruing on such advances shall be payable to Agent.

(vi)The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Borrower or any other Credit Party.

(b)[reserved].

(c)Return of Payments.

(i)If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii)If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.

(e)Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 2.8(d)) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.6) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.

Section 11.14Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Credit Parties’ expense. Agent is further authorized by Credit Parties and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Credit Parties, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Borrower hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.6.

Section 11.15Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

Section 11.16Amendments and Waivers.

(a)No provision of this Agreement or any other Financing Document may be materially amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other Lender to the extent required under Section 11.16(b); provided, however, that Agent shall be entitled, in its sole and absolute discretion, to provide its written consent to a proposed Swap Contract, in each case without the consent of any other Lender.

(b)In addition to the required signatures under Section 11.16(a), no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:

(i)if any amendment, waiver or other modification would increase a Lender’s funding obligations in respect of any Loan, by such Lender; and/or

(ii)if the rights or duties of Agent are affected thereby, by Agent;

provided, however, that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan; (B) postpone the date fixed for, or waive, any payment (other than any mandatory prepayment pursuant to Section 2.1(b)(ii)) of principal of any Loan, or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges) or postpone the date of termination of any commitment of any Lender hereunder; (C) change the definition of the term Required Lenders or Supermajority Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 11.16(b) or the definitions of the terms used in this Section 11.16(b) insofar as the definitions affect the substance of this Section 11.16(b); (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; or (G) amend any of the provisions of Section 10.7 or amend any of the definitions Pro Rata Share, Revolving Loan Commitment, Revolving Loan Commitment Amount, Revolving Loan Commitment Percentage, or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; and provided, further, that no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by the Supermajority Lenders, amend, supplement or otherwise modify or waive any of the terms and provisions (and related definitions) related to the Borrowing Base, any provisions (including advance rates) relating to eligibility, including, without limitation, Eligible Accounts, Eligible Billed Accounts, Eligible ~~Exar Billed Accounts, Eligible Unbilled Accounts, Eligible Exar~~ Unbilled Accounts, Eligible Investment Grade Billed Accounts and Eligible Cash, if the effect of such amendment, supplement, modification or waiver would be to increase the amount available to be borrowed by the Borrowers hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence.

(c)Without limitation of the provisions of the preceding clause (a) and (b), no waiver, amendment or other modification to this Agreement shall, unless signed by each Eligible Swap Counterparty then in existence, modify the provisions of Section 10.7 in any manner adverse to the interests of each such Eligible Swap Counterparty.

Section 11.17Assignments and Participations.

(a)Assignments.

(i)Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to the Threshold Amount or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

(ii)From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 13.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning

Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.

(iii)Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at the office of its servicer located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount and stated interest of the Loan owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrowers and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrowers) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations (and any amended or successor versions). For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register. This Section 11.17(a)(iii) shall be construed so that all Obligations are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related U.S. Treasury Regulations (or any other relevant or successor provisions of the Code or of such U.S. Treasury Regulations).

(iv)Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v)Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, Agent has the right,

but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.17(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loan pursuant to the Settlement Service. With the prior written approval of Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein.

(b)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or Agent, sell to one or more Persons (other than any Borrower or any Borrower’s Affiliates) participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.

(c)Replacement of Lenders. Within thirty (30) days after: (i) receipt by Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a) through (h), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Agent may, at its option, notify such Affected Lender and, in the case of Borrowers’ election, Agent, of such Person’s intention to obtain, at Borrowers’

expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrowers or Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 11.17(a); provided, however, that (A) Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) through (h), as applicable, of this Agreement through the date of such sale and assignment, and (B) Borrowers shall pay to Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 11.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 11.17(a), Borrowers, shall be effective for purposes of this Section 11.17(c) and Section 11.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 13.1.

(d)Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Agent and each Lender.

Section 11.18Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist.

So long as Agent has not waived the conditions to the funding of Revolving Loans set forth in Section 7.2, any Lender may deliver a notice to Agent stating that such Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions to funding Loans set forth in Section 7.2, and specifying any such non-satisfied conditions. Any Lender delivering any such notice shall become a non-funding Lender (a “Non-Funding Lender”) for purposes of this Agreement commencing on the Business Day following receipt by Agent of such notice, and shall cease to be a Non-Funding Lender on the date on which such Lender has either revoked the effectiveness of such notice or acknowledged in writing to each of Agent the satisfaction of the condition(s) specified in such notice, or Required Lenders waive the conditions to the funding of such Loans giving rise to such notice by Non-Funding Lender. Each Non-Funding Lender shall remain a Lender for purposes of this Agreement to the extent that such Non-Funding Lender has Revolving Loan Outstandings in excess of $0; provided, however, that during any period of time that any Non-Funding Lender exists, and notwithstanding any provision to the contrary set forth herein, the following provisions shall apply:

(a)For purposes of determining the Pro Rata Share of each Revolving Lender under clause (c) of the definition of such term, each Non-Funding Lender shall be deemed to have a Revolving Loan Commitment Amount as in effect immediately before such Lender became a Non-Funding Lender.

(b)Except as provided in clause (a) above, the Revolving Loan Commitment Amount of each Non-Funding Lender shall be deemed to be $0.

(c)The Revolving Loan Commitment at any date of determination during such period shall be deemed to be equal to the sum of (i) the aggregate Revolving Loan Commitment Amounts of all Lenders, other than the Non-Funding Lenders as of such date plus (ii) the aggregate Revolving Loan Outstandings of all Non-Funding Lenders as of such date.

(d)[reserved].

(e)Agent shall have no right to make or disburse Revolving Loans for the account of any Non-Funding Lender pursuant to Section 2.1(b)(i) to pay interest, fees, expenses and other charges of any Credit Party.

(f)To the extent that Agent applies proceeds of Collateral or other payments received by Agent to repayment of Revolving Loans pursuant to Section 10.7, such payments and proceeds shall be applied first in respect of Revolving Loans made at the time any Non-Funding Lenders exist, and second in respect of all other outstanding Revolving Loans.

Section 11.19Buy-Out Upon Refinancing. MidCap Financial Trust shall have the right to purchase from the other Lenders all of their respective interests in the Loan at par in connection with any refinancing of the Loan upon one or more new economic terms, but which refinancing is structured as an amendment and restatement of the Loan rather than a payoff of the Loan.

Section 11.20Erroneous Payments.

(a)Each Lender and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Lender which is an Affiliate of a Lender) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, but in any event excluding the Credit Parties and their Affiliates, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.20(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Loan Commitment Amount) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not its Revolving Loan Commitment Amount) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 11.17 and (3) Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Financing Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 11.20 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrower or any other Credit Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 11.20 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Loan Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.

(g)The provisions of this Section 11.20 to the contrary notwithstanding, (i) nothing in this Section 11.20 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

Section 11.21Definitions. As used in this Article 11, the following terms have the following meanings:

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Assignment Agreement” means an assignment agreement in form and substance acceptable to Agent substantially in the form of Exhibit A hereto.

“Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent and (other than in the case of any assignment by Midcap Financial Trust and its Affiliates), so long as no Event of Default has occurred and is continuing, the Borrower Representative (such consent not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include any Borrower or any of a Borrower’s Affiliates, and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of such Revolving Loan Commitment, or has been approved as an Eligible Assignee by Agent.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

Section 11.22Appointment as Hypothecary Representative. Without limiting the powers of Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Credit Party, each of the Lenders hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and Credit Parties. Any person who becomes a Lender shall, by its execution of an Assignment Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity. The substitution of Agent pursuant to the provisions of this Section 11 also constitutes the substitution of the Attorney.

ARTICLE 12 - GUARANTEE

Section 12.1[Reserved].

Section 12.2Guarantee; Limitation of Liability.

(a)Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Credit Party now or hereafter existing under or in respect of the Financing Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether for principal, interest, premiums, fees, indemnities, or reasonable and documented out-of-pocket expenses (such Obligations being the “Guaranteed Obligations”), including, without limitation, reasonable and documented out-of-pocket fees and expenses of counsel incurred by Agent in enforcing any rights under the Guarantee under this Section 12 or under any other Financing Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Credit Party to Agent or any Lender under or in respect of the Financing Documents but for the fact that they are unenforceable or not allowed due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Credit Party.

(b)[Reserved].

Section 12.3Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender with respect thereto. The liability of each Guarantor under the Guarantee under this Section 12 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than payment of the Obligations to the extent of such payment) it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)any lack of validity or enforceability of any Financing Documents or any agreement or instrument relating thereto;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Credit Party under or in respect of the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party;

(c)any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guarantee, for all or any of the Guaranteed Obligations;

(d)any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Credit Party under the Financing Documents or any other assets of any Credit Party;

(e)any change, restructuring or termination of the corporate structure or existence of any Credit Party;

(f)any failure of Agent or any Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to Agent or such Lender (each Guarantor waiving any duty on the part of Agent or Lenders to disclose such information) provided that each Guarantor shall have any contractual defenses that the applicable Credit Party has under any Financing Document including payment in full of the Obligations;

(g)the failure of any other Person to execute or deliver any Guarantee Supplement or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety other than payment in full of the Guaranteed Obligations; provided that each Guarantor shall have any contractual defenses that the applicable Credit Party has under any Financing Document.

The Guarantee under this Section 12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Borrowers or any other Credit Party or otherwise, all as though such payment had not been made.

Section 12.4Waivers and Acknowledgments.

(a)To the extent allowed under applicable Law, each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and the Guarantee under this Section 12 and any requirement that Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any Collateral.

(b)Each Guarantor hereby unconditionally and irrevocably waives any right to revoke the Guarantee under this Section 12 and acknowledges that the Guarantee under this Section 12 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Credit Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder.

(d)Each Guarantor acknowledges that Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under the Guarantee under this Section 12, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by Agent and the other Lenders against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.

(e)Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known by Agent or such Lender.

(f)Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in Section 12.3 and this Section 12.4 are knowingly made in contemplation of such benefits.

Section 12.5Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers, any other Credit Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the Guarantee under this Section 12 or any other Financing Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any Lender against the Borrowers, any other Credit Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers, any other Credit Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under the Guarantee under this Section 12 shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than unasserted contingent indemnification obligations) and all other amounts payable under the Guarantee under this Section 12, such amount shall be received and held in trust for the benefit of Agent and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under the Guarantee under this Section 12, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under the Guarantee under this Section 12 thereafter arising. If (a) any Guarantor shall make payment to Agent or any Lender of all or any part of the Guaranteed Obligations, (b) all of the Guaranteed Obligations and all other amounts payable under the Guarantee under this Section 12 shall have been paid in full in cash and (c) the Termination Date shall have occurred, Agent or the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to the Guarantee under this Section 12.

Section 12.6[Reserved].

Section 12.7Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Credit Party, except for any Obligations otherwise set forth hereunder (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 12.7:

(a)Prohibited Payments, Etc. Unless Agent otherwise agrees, upon a Default or the occurrence and during the continuance of an Event of Default, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)Prior Payment of Guaranteed Obligations. In any proceeding under Debtor Relief Laws relating to any other Credit Party, each Guarantor agrees that Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations before such Guarantor receives payment of any Subordinated Obligations.

(c)Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for Agent and the Lenders and deliver such payments to Agent on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer.

(d)Agent Authorization. After the occurrence and during the continuance of any Event of Default, Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations, and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations, and (B) to pay any amounts received on such obligations to Agent for application to the Guaranteed Obligations.

Section 12.8Continuing Guarantee; Assignments. The Guarantee under this Section 12 is a continuing guarantee and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under the Guarantee under this Section 12 and termination of all other Obligations hereunder, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by Agent, the Lenders and their respective successors, transferees and assigns. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent.

ARTICLE 13 - MISCELLANEOUS

Section 13.1Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Section 2.9 and Articles 11 and 12 shall survive the payment of the Obligations

(both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 13.2No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 13.3Notices.

(a)All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e-mail or similar writing) and shall be given to such party at its address or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 13.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by electronic means, in accordance with the provisions of Section 13.3(b) and (c), or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 13.3(a).

(b)Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified Agent that it is incapable of receiving notices by electronic communication. Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

(c)Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and

(ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 13.4Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13.5Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 13.6Confidentiality.

(a)Each Credit Party agrees (i) not to transmit or disclose provisions of any Financing Document to any Person (other than to Borrowers’ advisors and officers on a need-to-know basis or as otherwise may be required by Law) without Agent’s prior written consent, (ii) to inform all Persons of the confidential nature of the Financing Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions.

(b)Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans, Agent or a Lender, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided, however, that any such Persons are bound by obligations of confidentiality, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person, and (v) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents or at any time an Event of Default exists hereunder, and (vi) to a Person that is a trustee, investment advisor or investment manager, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean (A) the pledge of the Loans as collateral security for loans to a Lender, or (B) a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person by a Person other than a Credit Party, provided, however, Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 13.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

Section 13.7Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby, except for any such damages resulting from the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s related parties, as determined by a final non-appealable court of competent jurisdiction.

Section 13.8GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), OR THE PERFORMANCE BY AGENT OR ANY OF ITS AFFILIATE’S OF THE SERVICES CONTEMPLATED THEREBY, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN THE FEDERAL COURTS SITTING IN THE SOUTHERN DISTRICT OF NEW YORK IN THE STATE OF NEW YORK, OR IF SUCH FEDERAL COURTS DO NOT HAVE JURISDICTION, THEN TO THE COMMERCIAL DIVISION OF THE STATE COURTS RESIDING IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK, OR, TO THE EXTENT THAT ANY ACTION IS NOT ELIGIBLE FOR FILING IN THE COMMERCIAL DIVISION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY. EACH CREDIT

PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF OR OBJECTION TO THE LAYING OF VENUE IN SUCH COURTS, INCLUDING ANY DEFENSE BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH CREDIT PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(c)Each Borrower, Agent and each Lender agree that each Loan (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of New York.

Section 13.9WAIVER OF JURY TRIAL. EACH CREDIT PARTY, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH CREDIT PARTY, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH CREDIT PARTY, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 13.10Publication; Advertisement.

(a)Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of MCF or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Agent prior written notice of such publication or other disclosure, or (ii) with MCF’s prior written consent.

(b)Advertisement. Each Lender and each Credit Party hereby authorizes MCF to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which

MCF elects to submit for publication. In addition, each Lender and each Credit Party agrees that MCF may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, MCF shall provide Credit Parties with an opportunity to review and confer with MCF regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, MCF may, from time to time, publish such information in any media form desired by MCF, until such time that Credit Parties shall have requested MCF cease any such further publication.

Section 13.11Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 13.12No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 13.13Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

Section 13.14Expenses; Indemnity.

(a)Credit Parties hereby agree to promptly pay (i) all costs and expenses of Agent (including, without limitation, the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, PPSA searches, searches under the Bank Act (Canada), fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder; and (v) all costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto. If Agent or any Lender uses in-house counsel for any of these purposes, Credit Parties further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

(b)Each Credit Party hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors and investment managers, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by each Credit Party, any Subsidiary or any other Person of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Credit Party or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans, except that Credit Party shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s related parties, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Credit Parties shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. This Section 13.14 shall not apply with respect to Taxes other than any Taxes that represent losses, damages, liabilities, actions, suits, judgments, obligations, penalties, fees, claims or reasonable costs and expenses arising from any non-Tax claim.

(c)Notwithstanding any contrary provision in this Agreement, the obligations of Credit Parties under this Section 13.14 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE CREDIT PARTIES OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 13.15Confession of Judgment. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, EACH CREDIT PARTY AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF SUCH CREDIT PARTY IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST CREDIT PARTY IN FAVOR OF AGENT (FOR THE BENEFIT OF ALL LENDERS) IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS’ FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE (EXCEPT THAT AGENT SHALL NOT SEEK TO COLLECT AN AMOUNT IN EXCESS OF ITS ACTUAL ATTORNEYS’ FEES), PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF SUCH CREDIT PARTY FOR PRIOR HEARING. EACH CREDIT PARTY AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE SOUTHERN DISTRICT OF NEW YORK IN THE STATE OF NEW YORK, OR IN THE COMMERCIAL DIVISION OF THE STATE COURTS RESIDING

IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST A CREDIT PARTY SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS AGENT SHALL DEEM NECESSARY, CONVENIENT, OR PROPER. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS SECTION 13.15 SHALL APPLY ONLY TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Section 13.16Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager, monitor or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.17Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Credit Parties and Agent and each Lender and their respective successors and permitted assigns.

Section 13.18USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies Credit Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Credit Parties, which information includes the name and address of Credit Parties and such other information that will allow Agent or such Lender, as applicable, to identify any Credit Party in accordance with the USA PATRIOT Act.

Section 13.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Financing Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to Agent or any Lender hereunder or under the other Financing Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable Law).

Section 13.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.21Canadian Anti-Money Laundering Legislation.

(a)Each Credit Party acknowledges that, pursuant to Anti-Terrorism Laws and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Credit Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Credit Parties, and the transactions contemplated hereby. Each Credit Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)If Agent has ascertained the identity of any Credit Party or any authorized signatories of the Credit Parties for the purposes of applicable AML Legislation, then Agent:

(i)shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of the applicable AML Legislation; and

(ii)shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither Agent nor any other agent has any obligation to ascertain the identity of the Credit Parties or any authorized signatories of the Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Credit Party or any such authorized signatory in doing so.

Section 13.22Parent.. The parties hereto acknowledge and agree that the Parent is not a party to this Agreement or any other Financing Document and shall not be deemed a Borrower, Guarantor or other obligor with respect to the Obligations.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

ANNEX II

Amended Exhibit B

EXHIBIT B TO CREDIT AGREEMENT (COMPLIANCE CERTIFICATE)

COMPLIANCE CERTIFICATE

Date:                     , 20

This Compliance Certificate is given by                                             , a Responsible Officer of                        (the “Borrower Representative”), pursuant to that certain Credit and Security Agreement dated as of                      , 20     among the Borrower Representative,                                  and any additional Borrower that may hereafter be added thereto (collectively, “Borrowers”), MidCap Funding IV Trust, as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

(a)the financial statements delivered with this certificate in accordance with Section 4.1(a) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Consolidated Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b)the representations and warranties of each Credit Party contained in the Financing Documents are true, correct and complete in all material respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(c)I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Consolidated Subsidiaries during the accounting period covered by such financial statements and such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(d)[except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers and Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which any Borrower or Guarantor conduct business;]

(e)The amount of Eligible Cash on deposit in the Cash Collateral Account is equal to $[●];

Exhibit B – Page 1

(f)[except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of (i) any material federal or state tax liens having been filed against any Borrower, Guarantor or any Collateral or (ii) any failure of any Borrower or Guarantors to make required payments of material withholding or other material tax obligations of any Borrower or Guarantors during the accounting period to which the attached statements pertain or any subsequent period;]

(g)[Schedule 5.14 to the Credit Agreement contains a complete and accurate statement of all deposit accounts and investment accounts maintained by Borrowers and Guarantors;]

(h)[except as noted on Schedule 4 attached hereto and Schedule 3.6 to the Credit Agreement, the undersigned has no knowledge of any current, pending or threatened: (i) material litigation against any Borrower or Guarantor; (ii) material inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Borrower or Guarantor; or (iii) any material default by any Borrower or Guarantor under any Material Contract to which it is a party;]1

(i)except as noted on Schedule 5 attached hereto, no Borrower or Guarantor has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Agent on Schedule 3.17 to the Credit Agreement or any Schedule 5 to any previous Compliance Certificate delivered by Borrower to Agent;

(j)except as noted on Schedule 6 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter of Credit Rights, Instruments, Documents or Investment Property that has not previously been reported to Agent on any Schedule 6 to any previous Compliance Certificate delivered by Borrower Representative to Agent;

(k)except as noted on Schedule 7 attached hereto, no Borrower or Guarantor is aware of any commercial tort claim that has not previously been reported to Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Agent; and

(l)Borrowers and Guarantors are in compliance with the covenants contained in Article 6 of the Credit Agreement, and in any Guarantee constituting a part of the Financing Documents, as demonstrated by the calculation of such covenants below, except as set forth below; in determining such compliance, the following calculations have been made: [See

1 This clause (h) and clauses (d), (f) and (g) above to be included only in Compliance Certificates delivered together with the monthly financial statements for the months ended March, June, September and December.

attached worksheets]. Such calculations and the certifications contained therein are true, correct and complete.

The foregoing certifications and computations are made as of                                  , 20     (end of month) and as of                                , 20     .

Sincerely,

[BORROWER REPRESENTATIVE]

By:
Name:
Title:

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charges for the applicable Defined Period is calculated as follows:
• Fixed Charges:	$
• Pro Forma Adjustments:	$
Adjusted Fixed Charges for the applicable Defined Period:	$
EBITDA for the applicable Defined Period is calculated as follows:
• EBITDA:	$
• Unfinanced Capital Expenditures:	$
• Capitalized Software Expenditures	$
• Pro Forma Adjustments:	$
Adjusted EBITDA for the Defined Period:	$
FCCR Compliance:
Fixed Charge Coverage Ratio (Adjusted EBITDA/Adjusted Fixed Charges) for the Defined Period	to 1.0
Minimum Fixed Charge Coverage for the Defined Period	to 1.0
In Compliance	Yes/No
[Availability Block:
Is the Fixed Charge Coverage Ratio less than 1.00 to 1.00	Yes/No
Availability Block Triggered	Yes/No][2]

2 NTD: Availability Block is triggered if FCCR is less than 1.00 to 1.00.

Availability Block test to be included for the Availability Block Period commencing on the Third Amendment Effective Date through June 30, 2026.

Exhibit B – Page 4

[Minimum Excess Availability:
Has Excess Availability been less than $7,5000,000 at any time during the test period for three (3) or more consecutive Business Days?	Yes/No
In Compliance	Yes/No][3]

3 NTD: To be included for each Defined Period from the Closing Date through June 30, 2026.